-                                                                  EXHIBIT 4.1




                STRATS(SM) CERTIFICATES SERIES SUPPLEMENT 2005-2

                                    between





                   SYNTHETIC FIXED-INCOME SECURITIES, INC.,
                                  as Trustor





                                      and





                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                    as Trustee and Securities Intermediary







          STRATS(SM) TRUST FOR JPMORGAN CHASE CAPITAL XVII SECURITIES,

                                 SERIES 2005-2

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
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                                              TABLE OF CONTENTS

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
PRELIMINARY STATEMENT......................................................................................1

Section 1.   Certain Defined Terms.........................................................................1

Section 2.   Creation and Declaration of Trust; Sale of Underlying Securities; Acceptance by Trustee.......5

Section 3.   Designation...................................................................................6

Section 4.   Date of the Certificates......................................................................7

Section 5.   Certificate Stated Amount and Denominations...................................................7

Section 6.   Currency of the Certificates..................................................................7

Section 7.   Form of Securities............................................................................7

Section 8.   Swap Payments; Collateral Account.............................................................7

Section 9.   Certain Provisions of Base Trust Agreement Not Applicable.....................................8

Section 10.  Distributions.................................................................................8

Section 11.  Termination of Trust.........................................................................10

Section 12.  Limitation of Powers and Duties..............................................................11

Section 13.  Compensation of Trustee......................................................................12

Section 14.  Modification or Amendment of the Base Trust Agreement, the Series Supplement or the
             Swap Agreement...............................................................................12

Section 15.  Assignment of Rights under the Swap Agreement................................................13

Section 16.  Accounting...................................................................................13

Section 17.  No Investment of Amounts Received on Underlying Securities...................................13

Section 18.  No Event of Default..........................................................................14

Section 19.  Notices......................................................................................14

Section 20.  Access to Certain Documentation..............................................................14

Section 21.  Advances.....................................................................................15


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Section 22.  Ratification of Agreement....................................................................15

Section 23.  Counterparts.................................................................................15

Section 24.  Governing Law................................................................................15

Section 25.  Certificate of Compliance....................................................................15

Section 26.  Certain Filing to be Made by the Trustee.....................................................15

Section 27.  Establishment of Accounts....................................................................15

Section 28.  Statement of Intent..........................................................................16

Section 29.  Filing of Partnership Returns................................................................16

Section 30.  "Financial Assets" Election..................................................................16

Section 31.  Trustee's Entitlement Orders.................................................................16

Section 32.  Conflict with Other Agreements...............................................................16

Section 33.  Additional Trustee and Securities Intermediary Representations...............................17

Section 34.  Additional Trustor Representations...........................................................17

Section 35.  Certification Requirements...................................................................18

Section 36.  Additional Rights of the Swap Counterparty...................................................18

Section 37.  Modification of Certain Provisions of Base Trust Agreement...................................18

Section 38.  Evidence of Integration for Tax Purposes.....................................................18

Section 39.  Optional Exchange............................................................................18


Exhibit A -- Identification of the Underlying Securities as of Closing Date Exhibit B -- Terms of the Certificates as of Closing Date
Exhibit C -- Form of Certificates
Exhibit D -- Form of Swap Agreement
Exhibit E -- Evidence of Integration for Tax Purposes

         STRATS(SM) SERIES SUPPLEMENT 2005-2, dated as of August 22, 2005 (this "Series Supplement"), between SYNTHETIC FIXED-INCOME SECURITIES,
         INC., a Delaware corporation, as Trustor (the "Trustor"), and U.S. Bank Trust National Association, a national banking association, as trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary").


                             PRELIMINARY STATEMENT

          Pursuant to the Base Trust Agreement, dated as of September 26, 2003 (the "Base Trust Agreement" and, as supplemented pursuant to the Series Supplement, the "Agreement"), between the Trustor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust.
Section 5.13 of the Base Trust Agreement provides that the Trustor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Base Trust Agreement.

          Pursuant to this Series Supplement, the Trustor and the Trustee shall create and establish a new trust to be known as STRATS(SM) Trust For JPMorgan Chase Capital XVII Securities, Series 2005-2, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the STRATS(SM) Certificates, Series 2005-2, and the Trustor and the Trustee shall herein specify certain terms and conditions in respect thereof. The Trust shall also enter into a swap agreement (the "Swap Agreement") pursuant to which the Trust will exchange interest payments due on the Underlying Securities for payments from the Swap Counterparty which will be passed through to the Certificateholders.

          The STRATSSM Certificates, Series 2005-2 shall be floating rate Certificates (the "Certificates") issued in the form thereof set forth in Exhibit C.

          On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Trustor, an authorized officer of the Trustor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement, the Swap Agreement (as defined below), and this Series Supplement in accordance with the terms of Section
5.13 of the Base Trust Agreement.

          Section 1. Certain Defined Terms. (a) All terms used in this Series Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto.

          (b) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

          "Acceleration": The acceleration of the maturity of the Underlying Securities after the occurrence of any default on the Underlying Securities other than a Payment Default.

          "Accounts": Collectively the Certificate Account and the Collateral Account.

          "Affected Party": Shall have the meaning provided under the Swap Agreement.

          "Agreement": Agreement shall have the meaning specified in the Preliminary Statement to this Series Supplement.

          "Base Trust Agreement": Base Trust Agreement shall have the meaning specified in the Preliminary Statement to this Series Supplement.

          "Business Day": Any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

          "Calculation Agent": Wachovia Bank, National Association, in its capacity as calculation agent under the Swap Agreement.

          "Certificate Account": With respect to this Series, the Eligible Account, which shall be a securities account established and maintained by the Securities Intermediary in the Trustee's name, to which the Underlying Securities and all payments made on or with respect to the related Underlying Securities and all payments made to the Trust on or with respect to the Swap Agreement shall be credited.

          "Certificateholder" or "Holder": With respect to any Certificate, the Holder thereof.

          "Certificateholders" or "Holders": The Holders of the Certificates.

          "Certificates": Certificates shall have the meaning specified in the Preliminary Statement to this Series Supplement.

          "Closing Date": August 22, 2005.

          "Collateral Account": With respect to this Series, the Eligible Account, which shall be a securities account established and maintained by the Securities Intermediary in the Trustee's name, to which any Posted Collateral and all proceeds thereof shall be credited in accordance with the Swap Agreement.

          "Collection Period": The period from (but excluding) the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), through and including the current Distribution Date.

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          "Corporate Trust Office": U.S. Bank Trust National Association, 100
Wall Street, Suite 1600, New York, New York 10005 or such other corporate trust office as the Trustee shall designate in writing to the Trustor and the Certificateholders.

          "Defaulting Party": Shall have the meaning provided under the Swap Agreement.

          "Deferral Period": Any period during which Interest Collections payable on a Scheduled Distribution Date will not be paid as a result of the deferral of interest payments on the Junior Subordinated Debentures and, consequently, on the Underlying Securities.

          "Depositary": The Depositary Trust Company.

          "Depositor": The Trustor acting specifically with respect to the conveyance of the Underlying Securities under this Series Supplement.

          "Distribution Date": Any Scheduled Distribution Date, the Maturity Date or any Underlying Securities Default Distribution Date or, if applicable, any Underlying Securities Redemption Distribution Date.

          "Interest Collections": For any Distribution Date, the sum of (i) all amounts received during the Collection Period ending on such Distribution Date from the Swap Counterparty pursuant to the Swap Agreement and (ii) any amounts representing interest on the Underlying Securities that are actually received by the Trust pursuant to the Underlying Securities on such Distribution Date and not required to be paid to the Swap Counterparty pursuant to the Swap Agreement.

          "Junior Subordinated Debentures": 5.850% junior subordinated debentures due August 1, 2035 issued by the Underlying Securities Guarantor.

          "Maturity Date": August 1, 2035.

          "Optional Exchange": Any exchange of Certificates held by the Depositor for Underlying Securities under Section 39 of this Series Supplement.

          "Payment Default": A default by the Underlying Securities Issuer in the payment of any amount due on the Underlying Securities after the same becomes due and payable on any Underlying Securities Payment Date (and the expiration of any applicable grace period on the Underlying Securities).

          "Place of Distribution": New York, New York.

          "Posted Collateral": Shall have the meaning provided under the Swap Agreement.

          "Rating Agency": S&P and any successor thereto. References to "the Rating Agency" in the Agreement shall be deemed to be such credit rating agency.


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          "Record Date": With respect to any Distribution Date, the day immediately preceding such Distribution Date.

          "S&P": Standard & Poor's Ratings Services or any successor thereto.

          "Scheduled Distribution Date": (a) For so long as the Swap Agreement shall not have been terminated, and no Deferral Period shall have occurred, the 1st day of each calendar month, or, if any such day is not a Business Day, then the immediately following Business Day, commencing September 1, 2005, until the date on which the Certificates have been retired; provided, however, that payment on each Scheduled Distribution Date shall be subject to prior payment of interest or principal, as applicable, on the Underlying Securities or

          (b) following (i) a Swap Agreement Termination Event that is not also a Trust Termination Event or (ii) a Deferral Period, subject to the conditions set forth in Section 10(d) herein, Scheduled Distribution Dates will thereafter occur semi-annually on each February 1 and August 1, or the immediately following Business Day, until the Certificates have been retired.

          "SEC Reporting Failure": Any circumstance in which the Underlying Securities Guarantor either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act of 1934 or (y) fails to file its required periodic reports for any quarterly reporting period, and (2) the Trustor determines after consultation with the Securities and Exchange Commission, that under applicable securities laws, rules or regulations the Trust must be liquidated or the Underlying Securities distributed.

          "Specified Currency": United States Dollars.

          "Swap Agreement": The ISDA Master Agreement dated as of the Closing Date, between the Trust and the Swap Counterparty (including the Schedule and Credit Support Annex thereto) as supplemented by Confirmation Number 1205743, 1205744, in the form attached hereto as Exhibit D.

          "Swap Agreement Termination Event": The occurrence of any "Event of Default" or "Termination Event" under the Swap Agreement.

          "Swap Counterparty": Wachovia Bank, N.A., or any permitted successor or assign thereto.

          "Trust": STRATS((SM)) Trust For JPMorgan Chase Capital XVII Securities, Series 2005-2.

          "Trust Termination Event": (a) the payment in full at maturity or upon early redemption of the Certificates, (b) the final distribution of the proceeds received upon a recovery on the Underlying Securities (after deducting the costs incurred in connection therewith) after an Acceleration or other default with respect to the Underlying Securities (and the expiration of any applicable grace period on the Underlying Securities), (c) the distribution (or liquidation and distribution) of the Underlying Securities in accordance with Section 10(i) hereof in the event of an SEC Reporting Failure,
(d) any Swap Agreement Termination Event pursuant to which the Trust is the Defaulting Party or an Affected Party and amounts are owed by the Trust under the


                                      4
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Swap Agreement that are in excess of the redemption proceeds or other current distributions on the Underlying Securities or (e) any Optional Exchange of all Certificates then outstanding.

          "Underlying Securities": (a) As of the Closing Date, $40,000,000 aggregate liquidation amount of 5.850% Capital Securities due August 1, 2035 issued by the Underlying Securities Issuer, sold to the Trustee by Wachovia Securities and identified on Exhibit A hereto or (b) an aggregate principal amount of Junior Subordinated Debentures equal to a corresponding aggregate liquidation amount of Underlying Securities distributed or exchanged for the Underlying Securities by the Underlying Securities Issuer or the Underlying Securities Guarantor.

          "Underlying Securities Default Distribution Date": The date on which the Trustee makes a final distribution of the proceeds received in connection with a recovery on the Underlying Securities (in the case of Payment Default, after deducting any costs incurred in connection therewith) following a Payment Default or an Acceleration or other default with respect to the Underlying Securities.

          "Underlying Securities Guarantor": JPMorgan Chase & Co.

          "Underlying Securities Issuer": JPMorgan Chase Capital XVII.

          "Underlying Securities Payment Date": The 1st day of each February and August ending on August 1, 2035; provided, however, that if any Underlying Securities Payment Date would otherwise fall on a day that is not a Business Day, such Underlying Securities Payment Date will be the following Business Day.

          "Underlying Securities Redemption Distribution Date": Any date on which the payment of the principal of the Underlying Securities, either in whole or in part, is paid to the Trustee, except that to the extent that the Junior Subordinated Debentures are distributed to the Trustee by the Underlying Securities Issuer, no Underlying Securities Redemption Distribution Date shall have occurred.

          "Underlying Securities Trustee": The trustee for the Underlying Securities.

          "Unpaid Amounts": As to the Trust or the Swap Counterparty, respectively, an amount equal to the regular scheduled payments that such party is otherwise required to make under the Swap Agreement, through, but excluding, the date on which the Swap Agreement is terminated.

          "Voting Rights": The Certificateholders shall have 100% of the total Voting Rights with respect to the Certificates and shall be allocated among all Holders of Certificates in proportion to the Stated Amounts held by such Holders on any date of determination.

          "Wachovia Securities": Wachovia Capital Markets, LLC.

          Section 2. Creation and Declaration of Trust; Sale of Underlying Securities; Acceptance by Trustee. (a) The Trust, of which the Trustee is the trustee, is hereby created


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under the laws of the State of New York for the benefit of the holders of the
Certificates and the Swap Counterparty. The Trust shall be irrevocable.

          (b) The Trustor, acting as Depositor, does hereby sell, assign, convey and set-over to the Trustee, on behalf and for the benefit of the Trust, the Underlying Securities at a purchase price of $ 39,470,380 in cash. The Trustee shall pay the full purchase price for the Underlying Securities by delivering to Wachovia Securities, for the account of the Depositor, and as the assignee of Depositor with respect to such amounts, (i) $ 39,470,380 on the Closing Date and (ii) $ 91,975 on February 1, 2005, which represents the accrued and unpaid interest of the Underlying Securities on the Closing Date. The amounts to be paid to Wachovia Securities set forth in clause (i) above, shall be paid from the proceeds of the issuance of the Certificates to be received by the Trustee on the Closing Date. The amounts to be paid to Wachovia Securities set forth in clause (ii) above, shall be paid from the interest payment on the Underlying Securities to be received by the Trustee on February 1, 2005. In the event that such interest payment on the Underlying Securities is not received by the Trustee on such date or is otherwise insufficient to pay such amount of accrued and unpaid interest to Wachovia Securities, Wachovia Securities, for the account of the Depositor, and as assignee of Depositor with respect to such amounts, shall have a claim for the unpaid portion of such amount and shall share pari passu with Certificateholders to the extent of such claim in the proceeds from the sale or recovery of the Underlying Securities. The Trustor hereby instructs the Trustee on behalf of and for the benefit of the Trust to enter into and execute the Swap Agreement and perform the obligations thereunder on behalf of the Trust, including, but not limited to, receiving and returning any collateral posted by the Swap Counterparty in accordance with the Swap Agreement.

          (c) The Trustee hereby (i) acknowledges such sale, deposit and delivery, pursuant to subsection (b) above, and receipt by it of the Underlying Securities, (ii) acknowledges receipt of the duly authorized and executed Swap Agreement, (iii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Base Trust Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Base Trust Agreement, the Certificates and the Swap Agreement, and (iv) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 13 hereof shall not release the Trustee from its duties herein or therein.

          Section 3. Designation. There is hereby created a Series of trust certificates to be issued pursuant to the Base Trust Agreement and this Series Supplement to be known as the "STRATSSM Certificates, Series 2005-2". The Certificates shall have the terms provided for in this Series Supplement. The Certificates shall be issued in the amount set forth in Section 5 and with the additional terms set forth in Exhibit B to this Series Supplement. The Certificates shall be issued in substantially the form set forth in Exhibit C to this Series Supplement with such necessary or appropriate changes as shall be approved by the Trustor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee on or in respect of the Underlying Securities and the Swap Agreement.


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

          Section 4. Date of the Certificates. The Certificates that are authenticated and delivered by the Trustee to or upon Trustor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

          Section 5. Certificate Stated Amount and Denominations. On the Closing Date, up to 1,600,000 Certificates with an aggregate Stated Amount of $40,000,000 may be authenticated and delivered under the Base Trust Agreement and this Series Supplement. The Stated Amount of the Certificates shall equal 100% of the initial principal amount of Underlying Securities sold to the Trustee and deposited in the Trust. Such Stated Amount shall be calculated without regard to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4 or 5.5 of the Base Trust Agreement.

          Section 6. Currency of the Certificates. All distributions on the Certificates will be made in the Specified Currency.

          Section 7. Form of Securities. The Trustee shall execute and deliver the Certificates in the form of one or more global certificates registered in the name of the Depositary or its nominee.

          Section 8. Swap Payments; Collateral Account. (a) The Trust shall pay to the Swap Counterparty (i) for so long as the Swap Agreement shall not have been terminated, except during a Deferral Period, an amount equal to all interest payments received by the Trust in respect of the Underlying Securities on each Underlying Securities Payment Date, excluding any amount of interest that accrued with respect to the Underlying Securities from the Underlying Securities Payment Date immediately preceding the Closing Date to, but excluding, the Closing Date and (ii) all other amounts owing to the Swap Counterparty under the Swap Agreement to the extent Trust assets are sufficient therefor, including but not limited to all Unpaid Amounts upon the occurrence of any Swap Agreement Termination Event.

          (b) In the event that any payment with respect to the Underlying Securities is not received by the Trustee by 12 noon (New York City time) on an Underlying Securities Payment Date as a result of any Deferral Period, the Trustee shall not make any payment to the Swap Counterparty on such Underlying Securities Payment Date. If any payment with respect to the Underlying Securities is made to the Trustee after an Underlying Securities Payment Date on which such payment was due, the Trustee shall promptly distribute such amount received to the Swap Counterparty on any date the Trustee receives such payment, or as soon as practicable thereafter.

          (c) The Trustee shall within 3 Business Days of the Closing Date establish the Collateral Account. Any and all amounts at any time on deposit in the Collateral Account shall be held in trust by the Trustee for the benefit of Certificateholders and the Swap Counterparty; provided, that, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Collateral Account shall be (i) for application to obligations of the Swap Counterparty to the Trust under the Swap Agreement in accordance with the terms of the Swap Agreement or (ii) to return Posted Collateral to the Swap Counterparty when and as required by the Swap Agreement, which the Trustee shall return to the Swap Counterparty in accordance with the related Swap Agreement.

          Section 9. Certain Provisions of Base Trust Agreement Not Applicable. The provisions of Sections 5.11, 5.16, 6.2, Article VII, 8.1, 8.2 and 8.10 of the Base Trust Agreement and any other provision of the Base Trust Agreement which imposes obligations on or creates rights in favor of the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event" shall be inapplicable with respect to the Certificates. In addition, there is no "Administrative Agent" specified herein, and all references to "Administrative Agent" in the Base Trust Agreement, therefore shall be inapplicable with respect to the Certificates.

          Section 10. Distributions. (a) On each Distribution Date, except during any Deferral Period during which no distributions to Certificateholders shall be made, so long as no Swap Agreement Termination Event has occurred for which the Trust is the Defaulting Party or an Affected Party, the Trustee shall distribute to the Certificateholders the Interest Collections. On the Maturity Date, and to the extent received on any other Scheduled Distribution Date or any Underlying Securities Redemption Distribution Date, so long as no Swap Agreement Termination Event has occurred for which the Trust is the Defaulting Party or an Affected Party, the Trustee shall distribute to the Certificateholders, the principal amount of the Underlying Securities to the extent the principal of the Underlying Securities is received by the Trustee on such date or during the related Collection Period plus any accrued interest thereon.

          (b) If a Swap Agreement Termination Event has occurred for which the Trust is the Defaulting Party or an Affected Party, the Trustee, first, shall distribute all collections received on the Underlying Securities to the Swap Counterparty until all amounts owing to the Swap Counterparty under the Swap Agreement for payments in connection with such Swap Agreement Termination Event (including any Unpaid Amounts) have been paid in full and, second, shall distribute all remaining amounts to the Certificateholders. If the distribution in the preceding sentence is insufficient to pay in full all amounts owing to the Swap Counterparty, the Trustee shall proceed to liquidate or distribute the Underlying Securities in accordance with Section 10(i). Upon any liquidation of the Underlying Securities, the Trustee, first, shall distribute the proceeds thereof to the Swap Counterparty until all amounts owing to the Swap Counterparty have been paid in full and, second, shall distribute all remaining amounts to the Certificateholders. In the event of a Swap Agreement Termination Event, after paying all amounts due to the Swap Counterparty as set forth in the first sentence of this Section 10(b), if no Trust Termination Event has occurred, all Interest Collections shall thereafter be distributed to Certificateholders on each applicable Distribution Date. If a Swap Agreement Termination Event has occurred for which the Swap Counterparty is the Defaulting Party or the only Affected Party, notwithstanding the termination of the Swap Agreement, the Trustee shall distribute any Unpaid Amounts to the Swap Counterparty from Interest Collections on the Underlying Securities.

          (c) In all cases hereunder, except as provided in subsections 8(b) and 10(d) hereof, if any payment with respect to the Underlying Securities is made to the Trustee after the Underlying Securities Payment Date on which such payment was due, the Trustee shall distribute such amount received on the Business Day following such receipt.

          (d) Upon the occurrence of any Deferral Period (i) the Trustee shall not be obligated to distribute Interest Collections on any Scheduled Distribution Date until (x) payments on the Underlying Securities have resumed and (y) all amounts due and payable on the Underlying Securities have been received by the Trust and any amounts owed to the Swap Counterparty under the Swap Agreement have been paid to the Swap Counterparty. Upon the satisfaction of these conditions, the Trustee shall distribute the Interest Collections to Certificateholders in accordance with subsection 10(a) above.

          (e) In the event of a Payment Default while the Swap Agreement is in effect and if any payment is due to the Swap Counterparty, the Underlying Securities will be liquidated in accordance with Section 10(i). Otherwise, in the event of a Payment Default, the Trustee shall proceed against the Underlying Securities Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided, that Holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity.

          (f) In the event of an Acceleration and a corresponding payment on the Underlying Securities prior to any liquidation of the Underlying Securities hereunder, the Trustee shall distribute the proceeds to the Certificateholders no later than two (2) Business Days after the receipt of immediately available funds pursuant to Section 10(b).

          (g) In the event the Trustee receives property other than cash in respect of the Underlying Securities such property will be applied first, to the Swap Counterparty until all amounts owing to the Swap Counterparty have been paid in full and, second, to the Certificateholders. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, to the extent necessary to pay to the Swap Counterparty all amounts owed to it under the Swap Agreement and, thereafter, to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of Underlying Securities or other property to Certificateholders will be deemed to reduce the Stated Amount of Certificates on a proportionate basis. Following such in-kind distribution, all Certificates will be cancelled. No amounts will be distributed to the Trustor in respect of the Underlying Securities. The Swap Counterparty shall direct the Trustee with respect to any liquidation of such property to the extent of the full amount owed to it under the Swap Agreement.

          (h) If an SEC Reporting Failure occurs, then the Trustor shall promptly notify the Trustee, the Swap Counterparty and the Rating Agency of such SEC Reporting Failure and the Trustee shall, only if instructed by the Trustor, proceed to liquidate or distribute the Underlying Securities in accordance with Section 10(i).

          (i) If at any time, the Trustee is directed to sell the Underlying Securities, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market, which may include but is not limited to any three of the following dealers: (1) Wachovia Securities, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) Citigroup Global Markets Inc.,
(6) J.P. Morgan Securities Inc.

and (7) Deutsche Bank Securities Inc.; provided, however, that no bid from Wachovia Securities or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Underlying Securities. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In any circumstance in which the sale of the Underlying Securities is required hereunder, the Trustee shall, to the extent it is so directed by the Trustor, provide Certificateholders with the option to elect to receive an "in-kind" distribution of their pro rata share of the Underlying Securities; provided, that, (1) an in-kind distribution shall be subject to the prior sale of Underlying Securities in accordance with the provisions of this Section 10(i) to the extent necessary, to pay any amounts owing to the Swap Counterparty under Section 10(b), (2) a Certificateholders' pro rata share of the Underlying Securities shall be a principal amount of Underlying Securities equal to the aggregate principal amount of the Underlying Securities minus the amount required to be distributed to the Swap Counterparty pursuant to the second sentence of Section 10(b) multiplied by a fraction the numerator of which is the Stated Amount of that holder's Certificates and the denominator of which is the aggregate principal amount of the Underlying Securities and (3) odd-lot amounts that cannot be distributed in-kind because they are not within the authorized denominations of the Underlying Securities shall be distributed in cash. Any such in-kind distribution shall constitute the final distribution in respect of the Certificates as to which such option is exercised.

          (j) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the Record Date.

          (k) All distributions to Certificateholders shall be allocated pro rata among the Certificates based on their respective Outstanding Amounts as of the Record Date.

          (l) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 1:00 P.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing 15 days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(g) unless a new instruction is delivered 15 days prior to a Distribution Date.

          (m) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Outstanding Amounts.

          Section 11. Termination of Trust. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event.

          (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Base Trust Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to the Swap Counterparty and Certificateholders of all amounts required to be distributed to them and the disposition of all Underlying Securities held by the Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

          Section 12. Limitation of Powers and Duties. (a) The Trustee shall administer the Trust and the Underlying Securities solely as specified herein and in the Base Trust Agreement.

          (b) The Trust is constituted solely for the purpose of acquiring and holding the Underlying Securities, entering into and performing its obligations under the Swap Agreement and issuing the Certificates. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Underlying Securities, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, or (iii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes. In addition, the Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated herein and in the Base Trust Agreement.

          (c) The parties acknowledge that the Trustee, as the holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities and enforce the other rights, if any, of a holder of the Underlying Securities, except as otherwise limited by the Base Trust Agreement or this Series Supplement. In the event that the Trustee receives a request from the Underlying Securities Trustee, the Underlying Securities Issuer, the Underlying Securities Guarantor or, if applicable, the Depositary with respect to the Underlying Securities, for the Trustee's consent to any amendment, modification or waiver of the Underlying Securities, or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall within two
(2) Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to the Swap Counterparty and each Certificateholder of record as of the date of such request. The Trustee shall request instructions from the Certificateholders as to what action to take in response to such request and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the Stated Amounts of the Certificates of each Class as allocated based on the respective Voting Rights of each Class) as the Certificates were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Base Trust Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Underlying Securities (including, without limitation, any demand to accelerate the Underlying Securities) or (ii) which would result in the exchange or substitution of any Underlying Security whether or not pursuant to a plan for the refunding or refinancing of such Underlying Security, except in each case with the unanimous consent of the Certificateholders;

provided, further, that the Trustee shall not take any such action if it would affect the method, amount or timing of payments due to the Swap Counterparty or otherwise materially adversely affect the interests of the Swap Counterparty under the Swap Agreement and result in a Swap Agreement Termination Event, in each case without the prior written consent of the Swap Counterparty. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

          (d) Notwithstanding any provision of the Agreement to the contrary, the Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

          (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent and Registrar.

          Section 13. Compensation of Trustee. The Trustee shall be entitled to receive from the Trustor as compensation for its services hereunder, trustee's fees pursuant to a separate agreement between the Trustee and the Trustor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by it (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Trustor shall indemnify and hold harmless the Trustee and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee shall notify the Trustor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Trustor shall not relieve the Trustor of its obligations hereunder. The Trustor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The indemnities contained in this Section 13 shall survive the resignation or termination of the Trustee or the termination of this Agreement.

          Failure by the Trustor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Trustee in its individual capacity, and the Trustee shall have no recourse against the Trust with respect thereto.

          Section 14. Modification or Amendment of the Base Trust Agreement, the Series Supplement or the Swap Agreement. (a) The Trustee shall not enter into any modification or amendment of the Base Trust Agreement or this Series Supplement unless such modification or amendment is in accordance with Section
10.1 of the Base Trust Agreement. If the Rating Agency Condition is not satisfied with respect to any proposed modification or amendment of the Base Trust Agreement or this Series Supplement, then any such modification or amendment must be approved by 100% of the Certificateholders. The Trustee shall not enter into any amendment or modification of this Agreement that would affect the method, amount or timing of payment due to the Swap Counterparty or the consent rights of the Swap Counterparty hereunder or otherwise materially adversely affect the interests of the Swap Counterparty under the Swap Agreement and result in a Swap Agreement Termination Event, in each case without the prior written consent of the Swap Counterparty. The Trustee shall provide fifteen Business Days written notice to the Swap Counterparty before entering into any amendment or modification of this Agreement pursuant to this Section 14.

          (b) The Trustee shall not enter into any modification or amendment of the Swap Agreement without the prior written consent of holders of Certificates representing 66 2/3% of the Voting Rights and without prior written confirmation from the Rating Agency that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided, however, that each of the Swap Counterparty and the Trustee may amend the Swap Agreement without the prior written consent of Certificateholders to cure any ambiguity in, or to correct or supplement any provision of the Swap Agreement which may be inconsistent with any other provision of the Swap Agreement, or to otherwise cure any defect in the Swap Agreement, provided that any such amendment does not materially adversely affect the interest of the Certificateholders and that the Rating Agency will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided further, however, that notwithstanding anything to the contrary, no amendment may alter the timing or amount of any payment on the Swap Agreement without the prior consent of 100% of the Certificateholders and without giving the Rating Agency prior written notice of any such amendment.

          (c) Until a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event that would constitute a Swap Agreement Termination Event, the Trustee shall be entitled to assume (and shall be fully protected, indemnified and held harmless in doing so) that no Swap Agreement Termination Event has occurred and may accordingly seek instructions under
Section 12 and this Section 14 exclusively from the Swap Counterparty.

          Section 15. Assignment of Rights under the Swap Agreement. The Trustee may consent to any transfer or assignment by the Swap Counterparty of its rights under the Swap Agreement, so long as the Rating Agency shall have given its prior written confirmation that such transfer or assignment will not result in a reduction or withdrawal of the then current rating of the Certificates.

          Section 16. Accounting. Notwithstanding Section 3.16 of the Base Trust Agreement, "Independent Public Accountants' Administration Report," no such accounting reports shall be required. Pursuant to Section 4.2 of the Base Trust Agreement, "Reports to Certificateholders," the Trustee shall cause the statement described in Section 4.2 to be prepared and forwarded as provided therein.

          Section 17. No Investment of Amounts Received on Underlying Securities. All amounts received on or with respect to the Underlying Securities and all payments made to the Trust on or with respect to the Swap Agreement shall be held uninvested by the Trustee.

          Section 18. No Event of Default. There shall be no Events of Default defined with respect to the Certificates.

          Section 19. Notices. (a) All directions, demands and notices hereunder and under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Trustor, to Synthetic Fixed-Income Securities, Inc., One Wachovia Center 301 South College Street, DC-8 Charlotte, NC 28288,
Attention: Structured Notes Desk, or such other address as may hereafter be furnished to the Trustee in writing by the Trustor, and (ii) in the case of the Trustee, to U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust, facsimile number
(212) 809-5459, or such other address as may hereafter be furnished to the Trustor in writing by the Trustee.

          (b) For purposes of delivering notices to the Rating Agency under
Section 10.07 of the Base Trust Agreement, "Notice to Rating Agency," or otherwise, such notices shall be mailed or delivered as provided in such
Section 10.07, "Notice to Rating Agency," to: Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041; or such other address as the Rating Agency may designate in writing to the parties hereto.

          (c) In the event a Payment Default or an Acceleration occurs, the Trustee shall promptly give notice to the Swap Counterparty and to the Depositary or, for any Certificates which are not then held by the Depositary or any other depository, directly to the registered holders of the Certificates thereof. Such notice shall set forth (i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the principal amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

          (d) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Trustor to the Certificateholders or the Swap Counterparty without charge to such Certificateholders or the Swap Counterparty.

          (e) The Trustee shall, in connection with any notice or delivery of documents to Certificateholders (whether or not such notice or delivery is required pursuant to the Agreement), provide such notice or documents to the Swap Counterparty concurrently with the delivery thereof to the Certificateholders.

          Section 20. Access to Certain Documentation. Access to documentation regarding the Underlying Securities will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Base Trust Agreement, "Access to Certain Documentation." Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

          Section 21. Advances. There is no Administrative Agent specified herein; hence no person (including the Trustee) shall be permitted or obligated to make Advances as described in Section 4.3 of the Base Trust Agreement, "Advances."

          Section 22. Ratification of Agreement. With respect to the Series issued hereby, the Base Trust Agreement (including the grant of a security interest in Section 10.8 of the Base Trust Agreement with respect to the Underlying Securities conveyed hereunder), as supplemented by this Series Supplement, is in all respects ratified and confirmed, and the Base Trust Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

          Section 23. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          Section 24. Governing Law. This Series Supplement and each Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The State of New York is the securities intermediary's jurisdiction of the Securities Intermediary for purposes of the UCC.

          Section 25. Certificate of Compliance. The Trustor shall deliver to the Trustee and the Swap Counterparty on or prior to June 30 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1(b) of the Base Trust Agreement.

          Section 26. Certain Filing to be Made by the Trustee. In the event that an event requiring the sale of the Underlying Securities under this Agreement occurs and the Underlying Securities are liquidated at a loss, the Trustee will disclose pursuant to Treasury Regulation Section 1.6011-4 the loss in accordance with the procedures of such regulation, unless the Trustee obtains advice from counsel that such disclosure is not necessary. In general, the Trustee will (x) attach a completed Form 8886 to its tax return in the year the requisite loss occurs and (y) file a completed form with the Office of Tax Shelter Analysis (OTSA) at: Internal Revenue Service LM:PFTG:OTSA, Large and Midsize Business Division, 1111 Constitution Avenue., NW., Washington DC 20224 (or such other address subsequently required).

          Section 27. Establishment of Accounts. The Securities Intermediary and the Trustee hereby represent and warrant that:

          (a) Each Account for the Trust is a "securities account" within the meaning of Section 8-501 of the UCC and is held only in the name of the Trustee on behalf of the Trust. The Securities Intermediary is acting in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC;

          (b) All Underlying Securities have been (i) delivered to the Securities Intermediary pursuant to the Agreement and (ii) credited to the Certificate Account; and

          (c) Each Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the Accounts.

          Section 28. Statement of Intent. It is the intention of the parties hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust, but failing that, as a partnership (other than a publicly traded partnership taxable as a corporation) and, in any event, shall not be classified as a corporation. The parties hereto agree that, unless otherwise required by appropriate tax authorities, the Trustee shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such intended characterization. In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns. As further consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to irrevocably delegate to any person (for a period of more than one year) authority to purchase, sell or exchange its Certificates.

          Each Certificateholder (and each beneficial owner of a Certificate) by acceptance of its Certificate (or its beneficial interest therein) agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with the characterization indicated above.

          Section 29. Filing of Partnership Returns. In the event that the Trust is characterized (by appropriate tax authorities) as a partnership for United States federal income tax purposes the Trustor agrees to reimburse the Trust for any expenses associated with the filing of partnership returns (or returns related thereto).

          Section 30. "Financial Assets" Election. The Securities Intermediary hereby agrees that the Underlying Securities credited to the Certificate Account and any Posted Collateral credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

          Section 31. Trustee's Entitlement Orders. If at any time the Securities Intermediary shall receive any order from the Trustee directing the transfer or redemption of any Underlying Securities credited to the Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Trustor or any other Person. The Securities Intermediary shall take all instructions (including without limitation all notifications and entitlement orders) with respect to the Accounts solely from the Trustee.

          Section 32. Conflict with Other Agreements. The Securities Intermediary hereby confirms and agrees that:

          (a) There are no other agreements entered into between the Securities Intermediary and the Trustor with respect to the Accounts. Each Account and all property credited to the Account is not subject to, and the Securities Intermediary hereby waives, any lien, security interest, right of set off, or encumbrance in favor of the Securities Intermediary or any Person claiming through the Securities Intermediary (other than the Trustee);

          (b) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any other Person relating to the Accounts and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders of any Person other than the Trustee; and

          (c) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 31 hereof.

          Section 33. Additional Trustee and Securities Intermediary Representations. The Trustee and the Securities Intermediary each hereby represents and warrants as follows:

          (a) The Trustee and the Securities Intermediary each maintains its books and records with respect to its securities accounts in the State of New York;

          (b) The Trustee and the Securities Intermediary each has not granted any lien on the Underlying Securities nor are the Underlying Securities subject to any lien on properties of the Trustee or the Securities Intermediary in its individual capacity; the Trustee and the Securities Intermediary each has no actual knowledge and has not received actual notice of any lien on the Underlying Securities (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreement); other than the interests of the Trustee, the Certificateholders and the Swap Counterparty, the books and records of the Trustee and the Securities Intermediary each do not identify any Person as having an interest in the Underlying Securities; and

          (c) The Trustee and the Securities Intermediary each makes no representation as to (i) the validity, legality, sufficiency or enforceability of any of the Underlying Securities or (ii) the collectability, insurability, effectiveness or suitability of any of the Underlying Securities.

          Section 34. Additional Trustor Representations. The Trustor hereby represents and warrants to the Trustee as follows:

          (a) Immediately prior to the sale of the Underlying Securities to the Trustee, the Trustor, as Depositor, owned and had good and marketable title to the Underlying Securities free and clear of any lien, claim or encumbrance of any Person;

          (b) The Trustor, as Depositor, has received all consents and approvals required by the terms of the Underlying Securities to the sale to the Trustee of its interest and rights in the Underlying Securities as contemplated by the Agreement; and

          (c) The Trustor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests sold pursuant to the Agreement. The Trustor has not authorized the filing of and is not aware of any financing statements against the Trustor that includes a description of the Underlying Securities, other than any such filings pursuant to the Agreement. The Trustor is not aware of any judgment or tax lien filings against Trustor.

          Section 35. Certification Requirements. The Trustee agrees to obtain, at the Trustor's direction and expense, a report of an independent public accountant sufficient for the Trustor on behalf of the Trust to satisfy its obligations with respect to certification requirements under Rules 13a-14 and 15d-14 of the Exchange Act.

          Section 36. Additional Rights of the Swap Counterparty. Section 10.8 of the Base Trust Agreement is hereby modified for purposes of this Series Supplement to provide that the security interest referred to and created pursuant thereto in the Trust assets shall, in addition to the obligations provided for under Section 10.8(b)(3), secure all of the obligations of the Trustor and the Trust to the Swap Counterparty under the Swap Agreement and this Agreement. The Swap Counterparty shall have the rights of a third party beneficiary with respect to this Agreement.

          Section 37. Modification of Certain Provisions of Base Trust Agreement. The provisions of the Base Trust Agreement shall be modified as they are applied with respect to this Series of Certificates to provide that
(i) notwithstanding Section 3.9 of the Base Trust Agreement, the Certificate Account shall be held for the benefit of Certificateholders and the Swap Counterparty and amounts in the Certificate Account shall be used to make distributions to the Swap Counterparty as and when required under this Series Supplement, (ii) the appointment of any successor of the Trustee under Section
8.7 of the Base Trust Agreement shall be subject to the prior approval of the Swap Counterparty and (iii) notwithstanding Section 9.1(a) of the Base Trust Agreement and subject to the proviso therein, the respective obligations and responsibilities under this Agreement of the Trustor and the Trustee shall terminate upon the distribution to Certificateholders and the Swap Counterparty of all amounts held in all the Accounts and required to be paid to such Holders or the Swap Counterparty pursuant to this Agreement and the Swap Agreement on the Distribution Date coinciding with or following the final payment on or other liquidation of the Underlying Securities and the disposition of all amounts acquired therefrom in accordance with this Agreement and the Swap Agreement and the disposition of the final payments received under the Swap Agreement.

          Section 38. Evidence of Integration for Tax Purposes. The Trustee retains Exhibit E on behalf of each Certificateholder.

          Section 39. Optional Exchange.

          (a) On any Business Day occurring on or after October 1, 2005, subject to satisfaction of all of the conditions set forth in clause (b), the Depositor may exchange Certificates held by it for a distribution of Underlying Securities representing the same percentage of the Underlying Securities as such Certificates represent of all outstanding Certificates.

          (b) The following conditions shall apply to any Optional Exchange:

          (A) A notice specifying the number of Certificates being surrendered and the optional exchange date shall be delivered to the Trustee no less than 5 days (or such shorter period acceptable to the Trustee) but not more than 30 days before the optional exchange date.

          (B) Certificates shall be surrendered to the trustee no later than 10:00 a.m. (New York City time) on the optional exchange date.

          (C) The Trustee shall have received an opinion of counsel stating that the Optional Exchange would not cause the Trust to be classified as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes.

          (D) The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

          (E) The provisions of Section 4.5 of the Base Trust Agreement shall not apply to an Optional Exchange pursuant to this Section 39. This
     Section 39 shall not provide any Person with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities; provided that satisfaction of the conditions set forth in this Section 39 shall entitle the Depositor to a distribution thereof.

          (F) The aggregate principal balance of Certificates exchanged in connection with any Optional Exchange pursuant to this Section 39 shall be in an amount that results in a distribution of Underlying Securities in an even multiple of the minimum denomination of the Underlying Securities.

          (G) No Swap Agreement Termination Event shall have occurred as a result of the Optional Exchange except to the extent of a termination resulting from the reduction in the Hedge Notional Amount (as defined in the Swap Agreement) to an amount equal to the principal amount of the Underlying Securities after giving effect to the Optional Exchange.

          (H) Any payments due under the Swap Agreement as a result of the reduction in such Hedge Notional Amount and any such Swap Agreement Termination Event (x) that are due to the Swap Counterparty (including but not limited to Unpaid Amounts) shall have been paid to the Swap Counterparty by the Depositor and (y) that are payable by the Swap Counterparty, shall be payable for the account of the Depositor.

          IN WITNESS WHEREOF, the parties hereto have caused this Series Trust Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                     SYNTHETIC FIXED-INCOME SECURITIES, INC.


                                     By:
                                     -------------------------------------------
                                                Authorized Signatory

                                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       as Trustee and Securities Intermediary


                                     By:
                                     -------------------------------------------
                                                Responsible Officer

                                                                     EXHIBIT A



        IDENTIFICATION OF THE UNDERLYING SECURITIES AS OF CLOSING DATE



Underlying Securities Issuer:                 JPMorgan Chase Capital XVII

Underlying Securities:                        $40,000,000 aggregate liquidation
                                              amount of 5.850% Capital
                                              Securities due August 1, 2035.

Underlying Securities Guarantor:              JPMorgan Chase & Co.

Maturity Date/Final Distribution Date:        August 1, 2035.

Original Principal Amount Issued:             $500,000,000.

CUSIP No.:                                    46627VAA5.

Stated Interest Rate:                         5.850% per annum.

Interest Payment Dates:                       February 1 and August 1

Principal Amount of Underlying                $40,000,000.
Securities Deposited Under Trust
Agreement:


The Underlying Securities will be held by the Trustee as securities entitlements credited to an account of the Trustee or its agent at the Depositary.

                                                                     EXHIBIT B


                 TERMS OF THE CERTIFICATES AS OF CLOSING DATE


Maximum Number of STRATS(SM)                            1,600,000.
Certificates, Series 2005-2:

Aggregate Stated Amount of STRATS(SM) Certificates,       $40,000,000.
Series 2005-2:

Authorized Denomination:                                $25 and integral multiples thereof.

Rating Agency:                                          S&P.

Closing Date:                                           August 22, 2005.

Record Date:                                            With respect to any Distribution Date, the day immediately preceding such Distribution Date.

Trustee's Fees:                                         The Trustee's fees shall be payable by the Trustor pursuant to a separate fee agreement between the Trustee and the Trustor.

Initial Certificate Registrar:                          U.S. Bank Trust National Association

Corporate Trust Office:                                 U.S. Bank Trust National Association 100 Wall Street, Suite
                                                        1600 New York, New York 10005 Attention: Corporate Trust
                                                        Department, Regarding STRATS(SM) Trust For JPMorgan Chase
                                                        Capital XVII Securities, Series 2005-2


                                                                     EXHIBIT C



                              FORM OF CERTIFICATE


THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE TRUSTOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE DEPOSITED ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER: 1                      $40,000,000 Certificate Stated Amount
CUSIP: 78478Q 10 1                                        1,600,000 Certificates
CERTIFICATE INTEREST RATE:                                Variable Floating Rate

                     STRATS(SM) CERTIFICATES, SERIES 2005-2

evidencing an undivided interest in the Trust, as defined below, the assets of which include $40,000,000 aggregate liquidation amount of 5.850% Capital Securities due August 1, 2035 issued by the Underlying Securities Issuer.

This Certificate does not represent an interest in or obligation of the Trustor or any of its affiliates.

          THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in STRATS(SM) Trust For JPMorgan Chase Capital XVII Securities, Series 2005-2 (the "Trust") formed by SYNTHETIC FIXED-INCOME SECURITIES, INC., as Trustor (the "Trustor") evidenced by Certificates in the number and the Stated Amount set forth above.

          The Trust was created pursuant to a Base Trust Agreement, dated as of September 26, 2003 (as amended and supplemented, the "Agreement"), between the Trustor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the STRATS(SM) Certificates Series Supplement 2005-2, dated as of August 22, 2005 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Trustor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as "STRATS(SM) Certificates, Series 2005-2 (herein called the "Certificate" or "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Underlying Securities, all proceeds of the Underlying Securities and the Trust's rights under the Swap Agreement.

          Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amount of distributions of the Underlying Securities to be distributed to Certificateholders on such Distribution Date and distributions to the Trust under the Swap Agreement. The Underlying Securities will pay interest on February 1 and August 1 of each year. The principal of the Underlying Securities is scheduled to be paid on August 1, 2035. The Swap Agreement provides for payments on the 1st calendar day of each month, except during a Deferral Period, commencing on September 1, 2005.

          During any Deferral Period, interest on the Certificates will continue to accrue at a specified rate and will be payable on the next succeeding Underlying Securities Payment Date once (i) distributions on the Underlying Securities have resumed and (ii) all amounts due and payable on the Underlying Securities have been received by the Trust and any amounts owed to the Swap Counterparty under the Swap Agreement have been paid to the Swap Counterparty. Thereafter, and so long as the Swap Agreement is in effect, interest on the Certificates will be payable semi-annually on each February 1 and August 1 (or the next succeeding business day), until the Certificates have been retired.

          The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Trust Agreement.

          The Underlying Securities held by the Trust are subject to the rights of the Swap Counterparty, as provided for in the Series Supplement and the Swap Agreement, and each Certificateholder, by accepting its Certificate, acknowledges such rights in accordance with the terms of the Series Supplement and the Swap Agreement.

          It is the intent of the Trustor and the Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended. Except as otherwise required by appropriate taxing authorities, the Trustor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust and the provisions of the Trust Agreement shall be interpreted to further this intention of the parties.

          By acceptance of a Certificate, each Certificateholder (1) elects to integrate the Underlying Securities and the Swap Agreement for United States federal income tax purposes, (2) authorizes and directs the trustee (or the trustee's agent) to retain, as part of the Certificateholder's books and records, information that (a) describes the Underlying Securities and the Swap Agreement, (b) identifies the two positions as integrated for federal income tax purposes and (c) describes the features of the resulting "synthetic" debt instrument and (3) agrees to retain copies of such information as provided to the Certificateholder by the Trust.

          Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Trustor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trustor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trustor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trustor.

          Certificates may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended, or that is described in
Section 4975(e)(1) of the Code, or by or for the account of any entity whose underlying assets include any assets subject to these laws by reason of investment in that entity by such plans, trusts or accounts. By accepting and holding this Certificate, the holder of this Certificate will be deemed to have represented and warranted that it is not a plan or entity described above, and that its acquisition and holding of this Certificate are in compliance with the foregoing restrictions.

          The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.



                               STRATS(SM) TRUST FOR JPMORGAN CHASE CAPITAL XVII SECURITIES, SERIES 2005-2

                               By:  U.S. BANK TRUST NATIONAL
                               ASSOCIATION, not in its individual capacity
                               but solely as Trustee


                               By:
                                    ------------------------------------------
                                     Authorized Signatory

Dated:  August 22, 2005

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the STRATS(SM) Certificates, Series 2005-2, described in the Trust Agreement referred to herein.

U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Trustee


By:
     -------------------------------------------------
       Authorized Signatory

                                  ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


------------------------------------------------------------------------------


(Please print or type name and address, including postal zip code, of assignee) __________________________ the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing __________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:


                                                                              *
                            --------------------------------------------------



*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                  EXHIBIT D
                                                                  Exhibit D-1

(Multicurrency - Cross Border)



                                    ISDA(R)
                 International Swap Dealers Association, Inc.

                               MASTER AGREEMENT

                          dated as of August 22, 2005




WACHOVIA BANK, NATIONAL   and  STRATS(SM) TRUST FOR JPMORGAN CHASE CAPITAL XVII
ASSOCIATION                    SECURITIES, SERIES 2005-2


have entered and/or anticipate entering into one of more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1.       Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.       Obligations

(a)      General Conditions.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

         (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is


                                    D-1-1
         continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)      Netting. If on any date amounts would otherwise be payable: --

         (i) in the same currency; and

         (ii) in respect of the same Transaction,

by each party to the other. then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)      Deduction or Withholding for Tax.

         (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will: --

                  (1) promptly notify the other party ("Y") of such requirement;

                  (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

                  (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

                  (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes. whether assessed against X or Y) will equal ft full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: --

                           (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                           (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for
                           (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a


                                    D-1-2

                           Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

         (ii)     Liability. If: --

                  (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under
                  Section 2(d)(i)(4);

                  (2) X does not so deduct or withhold; and

                  (3) a liability resulting from such Tax is assessed directly against X,

         then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in
         Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.       Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: --

(a)      Basic Representations.

         (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

         (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and


                                    D-1-3

         (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.       Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: --

         (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

         (ii) any other documents specified in the Schedule of any Confirmation; and

         (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.


                                   D-1-4

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled. or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax
Jurisdiction with respect to the other party.

5.       Events or Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party: --

         (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

         (iii) Credit Support Default.

                  (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                  (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

                  (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

         (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

         (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

         (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of
         (1) a default, event of default or other similar condition or event (however


                                   D-1-5
         described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

         (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

                  (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
                  (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or
                  (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

         (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: -

                  (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

                  (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit
Event


                                   D-1-6

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

         (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date. it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

                  (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                  (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

         (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

         (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

         (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

         (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying. the occurrence of such event (and, in such event. the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(j) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.


                                   D-1-7

6.       Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto,
(8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in
Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)      Right to Terminate Following Termination Event.

         (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

         If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

         Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

         (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under
         Section 6(b)(i) on action to avoid that Termination Event.

         (iv) Right to Terminate. If:--

                  (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under
                  Section 6(b)(i); or

                  (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then


                                   D-1-8
         continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)      Effect of Designation.

         (i) If notice designating an Early Termination Date is given under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

         (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)      Calculations.

         (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) Events of Default. If the Early Termination Date results from an Event of Default:--

                  (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

                  (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

                  (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the


                                   D-1-9

                  Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less
                  (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

                  (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (ii) Termination Events. If the Early Termination Date results from a Termination Event:--

                  (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with
                  Section 6(e)(i)(3), if Market Quotation applies, or
                  Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

                  (2) Two Affected Parties. If there are two Affected
                  Parties:--

                           (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                           (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

                  If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this
         Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.       Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--


                                  D-1-10

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.       Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement.
If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.
If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or
(ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.


                                  D-1-11

9.       Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)      Counterparts and Confirmations.

         (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.      Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.      Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document


                                  D-1-12
to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.      Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

         (i) if in writing and delivered in person or by courier, on the date it is delivered;

         (ii) if sent by telex, on the date the recipient's answerback is received;

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

         (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.      Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.


                                  D-1-13

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.      Definitions

As used in this Agreement: --

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means: --

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.


                                  D-1-14

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different. in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under
Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether


                                  D-1-16
the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under
Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values, If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early
Termination Date, the sum of.-

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.


                                  D-1-16

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions),
(b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market


                                  D-1-17
value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause
(b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.




WACHOVIA BANK, NATIONAL ASSOCIATION    STRATS(SM) TRUST FOR JPMORGAN CHASE
         (Name of Party)               CAPITAL XVII SECURITIES, SERIES 2005-2
                                                  (Name of Party)

By: ------------------------------     By: ------------------------------------
    Name:                                  Name:
    Title:                                 Title:
    Date                                   Date:


                                  D-1-18

                                                                  EXHIBIT D
                                                                  Exhibit D-2


                                   SCHEDULE
                                    to the
                               MASTER AGREEMENT
                      dated as of August 22, 2005 between
                WACHOVIA BANK, NATIONAL ASSOCIATION ("Party A")
                                      and
         STRATS(SM) TRUST FOR JPMORGAN CHASE CAPITAL XVII SECURITIES,
                           SERIES 2005-2 ("Party B")

Part 1. Termination Provisions
        ----------------------

(a) "Specified Entity" means, with respect to Party A for all purposes of this Agreement, none specified, and with respect to Party B for all purposes of this Agreement, none specified.

(b) "Specified Transaction" has its meaning as defined in Section 14 of this Agreement.

(c)  "Cross Default" does not apply to Party A or Party B.

(d)  "Credit Event Upon Merger" does not apply to Party A or Party B.

(e)  "Automatic Early Termination" does not apply to Party A or Party B.

(f) Payments on Early Termination. Except as otherwise provided in this Schedule, "Market Quotation" and the "Second Method" apply. In the case of any Terminated Transaction that is, or is subject to, any unexercised option, the words "economic equivalent of any payment or delivery" appearing in the definition of "Market Quotation" shall be construed to take into account the economic equivalent of the option. Additionally, in the event an Early Termination Date is designated by Party B in connection with an Event of Default or Termination Event with respect to which Party A is the Defaulting Party or sole Affected Party, then in no event shall any Settlement Amount be payable under Section 6(e) of the Agreement by either Party A or Party B.

(g)  "Termination Currency" means United States Dollars.

(h) Limitation on Defaults. The Events of Default specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:

     (i) Section 5(a)(i) of this Agreement (Failure to Pay or Deliver); provided, however, notwithstanding anything contained in Section 5(a)(i) of this Agreement, in no event shall any failure to pay by:
          (x) Party A during the occurrence of any Deferral Period (as defined in the Trust Agreement) and continuing until such time as any amounts owed by Party B during such Deferral Period have been paid in full; or (y) Party B during the occurrence of any Deferral Period, constitute an Event of Default under Section 5(a)(i) of this Agreement; provided, further, that notwithstanding the foregoing provision, during any such Deferral Period, the "Default Interest" provisions of Section 2(e) hereof shall apply with respect to any amounts which are


                                    D-2-1
          otherwise due and payable, but have not been paid hereunder (expressly including any non-payments which, as a result of subsection (x) or
          (y) above, would not constitute an Event of Default under Section 5(a)(i) of this Agreement) and for purposes hereof only, the Default Rate shall be deemed to be 5.850% and compounded semi-annually on a 30/360 basis notwithstanding any provisions in Section 2(e) to the contrary.

     (ii) Section 5(a)(vii) of this Agreement (Bankruptcy), provided that, the failure to make any payment of interest on or principal of the Certificates which does not give rise to an event of default pursuant to the terms of the Trust Agreement shall not be deemed to constitute a Bankruptcy within the meaning of clause (2) thereof with respect to Party B; and

     (iii) Section 5(a)(viii) of this Agreement (Merger Without Assumption).


(i)  Additional Termination Events.

     (i) The occurrence of any of the following events shall be an Additional Termination Event:

          (A) the unsecured and unsubordinated debt, deposit or letter of credit obligations of Party A or its Credit Support Provider, as applicable, are assigned a rating by S&P below the Hedge Counterparty Required Rating ("S&P Required Rating Downgrade Event"), and Party A fails to make a Permitted Transfer in accordance with the provisions of Part 6(a)(ii) of this Schedule within seven (7) days of such S&P Required Rating Downgrade Event, provided, however, that termination due to any such S&P Required Rating Downgrade Event shall not be permitted if S&P agrees in writing that it will not downgrade, reduce, suspend or withdraw S&P's then-current rating on the Certificates if this Agreement remains in full force and effect with respect to each transaction hereunder. Party A shall notify Party B within one (1) Business Day of the occurrence of a S&P Required Rating Downgrade Event;

          (B) the unsecured and unsubordinated debt, deposit or letter of credit obligations of Party A or its Credit Support Provider, as applicable, are assigned a rating by S&P below the Hedge Counterparty Collateral Threshold Rating ("Collateral Rating Downgrade Event"), unless Party A either (i) transfers to Party B's Custodian under the Credit Support Annex an amount of Eligible Collateral equal to the Delivery Amount required to be transferred with respect to the Affected Transactions on that Credit Support Commencement Date (as defined in the Credit Support Annex) or (ii) makes a Permitted Transfer with respect to the Affected Transactions or (iii) provides Alternative Credit Support (as defined below) with respect to the Affected Transactions on or before the Credit Support Commencement Date. Party A shall notify Party B within five (5) Business Days of the occurrence of a Collateral Rating Downgrade Event;


                                    D-2-2

          (C) The Certificates become due and payable prior to their final scheduled maturity date for any reason;

          (D) Party B fails to comply with sub-paragraph (e)(i) of Part 6 of this Schedule; any prepayment, redemption, retirement, liquidation or distribution of the Underlying Securities (including as a result of a Payment Default, an Acceleration or an SEC Reporting Failure) or other prepayment in full of all Certificates outstanding occurs under the Trust Agreement (or any notice is given to that effect and such prepayment, redemption, retirement, liquidation or distribution of the Underlying Securities is not capable of being rescinded); any Trust Termination Event (as defined in the Trust Agreement) occurs under the Trust Agreement (or any notice is given by the Trustee or any other authorized party to that effect) and the Trustee, the Certificateholders or any other authorized party thereunder takes any action or exercises any rights or remedies under the Trust Agreement or under law that would result in (1) the appropriation of all right, title and interest in and to the assets under the Trust Agreement in satisfaction, in whole or in part, of the obligations secured thereby, (2) the sale, liquidation or disposition of the assets under the Trust Agreement and the application of the proceeds thereof, in whole or in part, to the obligations secured thereby, or (3) the release of the security interest in the assets granted under the Trust Agreement in exchange for receiving either the payment, in whole or in part, of the obligations secured thereby or substitute collateral or credit support; or

          (E) Party B fails to comply with sub-paragraph (j)(i) of Part 1 of this Schedule, or any Additional Termination Event occurs under paragraph (j) of Part 1 of this Schedule in either event to the extent of the applicable Affected Notional Amount as described in that paragraph.

    (ii) For purposes of the right to terminate under Section 6(b)(iv), Party A will be the sole Affected Party for any Additional Termination Event described in clause (A) or (B) of sub-paragraph (i) above, and Party B will be the sole Affected Party for any other Additional Termination Event.

    (iii) Notwithstanding which party is the Affected Party for any Additional Termination Event, upon the occurrence of an Early Termination Date for any Additional Termination Event under this
          Part 1(i), Party A shall make the calculations under Section 6(e) of this Agreement as though it were the non-Affected Party for purposes of Section 6(e)(ii)(1) of this Agreement.

    (iv) "Hedge Counterparty Required Rating" means, as applicable, at any time that any Certificates are outstanding under the Trust Agreement and have a long-term rating of at least A by S&P, with respect to a Person as an issuer or with respect to long-term senior unsecured debt of such Person, BBB- by S&P (for so long as any Certificates are outstanding under the Trust Agreement and are rated by S&P ); provided that should S&P effect an overall downward adjustment of its short-term or long-term ratings, then the applicable Hedge Counterparty Required Rating shall be


                                    D-2-3
          downwardly adjusted accordingly; provided further, that any adjustment to a rating shall be subject to the prior written consent of S&P.

     (v) "Hedge Counterparty Collateral Threshold Rating" means, so long as any Certificates are outstanding under the Trust Agreement and are rated by S&P, the applicable "Party A Long-Term Collateral Threshold Rating" as set forth in the following table and determined based upon the applicable "Actual Certificate Rating" and the applicable "Party A Short-Term Collateral Threshold Rating":


          -------------------------------------------------------------------------------
              Actual Certificate        Party A Short-Term         Party A Long-Term
                    Rating1             Collateral Threshold      Collateral Threshold
                                               Rating2                    Rating3
          -------------------------------------------------------------------------------
           AA- or above              A-1                        A
          -------------------------------------------------------------------------------
           AA- or above              unrated                    A+
          -------------------------------------------------------------------------------
           A+                        A-2 or unrated             A-
          -------------------------------------------------------------------------------
           A                         A-2 or unrated             A-
          -------------------------------------------------------------------------------
           A- or below               Not applicable             Same rating as the Actual
                                                                Certificate Rating
          -------------------------------------------------------------------------------

          provided that should S&P effect an overall downward adjustment of its short-term or long-term ratings, then the applicable Hedge Counterparty Collateral Threshold Rating shall be downwardly adjusted accordingly; provided further, that any adjustment to a rating shall be subject to the prior written consent of S&P.

     (vi) "Alternative Credit Support" means an absolute and unconditional guarantee, credit intermediation arrangement, letter of credit or other additional credit support or collateral, in a form which meets S&P's then current criteria with respect to such types of credit support reasonably acceptable to S&P and for which S&P confirms in writing that such support will not cause the reduction or withdrawal of its then current rating of any outstanding class of Certificates under the Trust Agreement with respect to which it has previously issued a rating.

    (vii) "S&P" means, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("S&P") (so long as any Certificates deemed outstanding under the Trust Agreement are rated by S&P).

(j) Mandatory Reduction Events. To protect Party A's interest in the Trust Agreement as a source of payment for Party B's obligations hereunder, including the priority of those


-------------------------- 1 For purposes hereof, the term "Actual Certificate Rating" means the actual long-term rating assigned by S&P with respect to the Certificates outstanding under the Trust Agreement, and in the event S&P has assigned more than one long-term rating with respect to the Certificates, then the Actual Certificate Rating shall be the highest of such long-term ratings. 2 For purposes hereof, the term "Party A Short-Term Collateral Threshold Rating shall mean the rating assigned by S&P with respect to the short-term debt of Party A, if any.
3 For purposes hereof, the term "Party A Long-Term Collateral Threshold Rating shall mean the rating assigned by S&P with respect to the long-term debt of Party A.


                                    D-2-4
     payments under the Trust Agreement, the following provisions shall apply with respect to all Transactions hereunder:

     (i) If either (x) without the prior written consent of Party A, Party B enters into any "Swap Agreement" (as defined in the Trust Agreement) on any date (a "Principal Payment Date") with any person or entity that would result in the Hedge Notional Amount exceeding the remaining Principal Balance on any date or (y) as the result of any payment, repayment, retirement or redemption of any amount of the Principal Balance under the Trust Agreement on any date (a "Principal Payment Date"), (A) the Principal Balance would be reduced to zero, or (B) the Hedge Notional Amount would exceed the remaining Principal Balance (after giving effect to that repayment), (each, a "Mandatory Reduction Event"), then not later than 1:00 p.m. (New York City time) on the date ("Mandatory Reduction Date") which is the second New York Business Day prior to that Principal Payment Date, Party B shall:

          (1) notify Party A of that Mandatory Reduction Event, including the amount to be repaid and the outstanding Hedge Notional Amount; and

          (2) specify in that notice each outstanding Transaction hereunder and the corresponding amount by which the Transactional Notional Amount of that Transaction is to be reduced for that Mandatory Reduction Event ("Afected Notional Amount") so that the Hedge Notional Amount for any date (after giving effect to all such reductions) would not exceed the Principal Balance for that date (after giving effect to any repayment) (except that if the Principal Balance is reduced to zero, the Hedge Notional Amount shall be reduced to zero).

     "Hedge Notional Amount" means, as of the date of determination, an amount equal to the aggregate Notional Amount outstanding on that date and for the then current Calculation Period of all Transactions outstanding under any Swap Agreement (as defined in the Trust Agreement) then in effect.

     "Principal Balance" means, on any date, the aggregate principal amount of the Certificates, outstanding under the Trust Agreement on that date, after giving effect to all repayments, redemptions, advances or distributions of principal thereon on that date.

     (ii) For each Transaction for which a corresponding Affected Notional Amount is specified ("Afected Transaction") pursuant to sub-paragraph (i) above, the Notional Amount of that Affected Transaction shall be reduced as of the Mandatory Reduction Date by an amount equal to the Affected Notional Amount (and, if the Notional Amount otherwise accretes or amortizes after the Mandatory Reduction Date, the effect of that reduction shall be to reduce proportionately the Notional Amount of each future Calculation Period remaining under the Transaction), and an Additional Termination Event and Early Termination Date shall be deemed to have occurred on the Mandatory Reduction Date for that Transaction and Party B will be the sole Affected Party. For purposes of such Early Termination Date, the term "Terminated Transaction" as used in
          Section 6(e) of this Agreement shall be only that part of the


                                    D-2-5

          Affected Transaction relating to the Affected Notional Amount, and the remainder of the Affected Transaction shall continue in full force and effect as a Transaction hereunder subject to the terms of this Agreement. The amount payable under Section 6(e) of this Agreement with respect to any such Early Termination Date shall be due and payable in accordance with such Section 6(e), provided that such payment shall be made no later than the next "Distribution Date" under the Trust Agreement to occur after the Mandatory Reduction Date, and provided further that the Market Quotation with respect to any Terminated Transaction under this sub-paragraph (ii) shall be determined on the basis of the quotation of one Reference Market-maker selected by Party A, which may be Party A to the extent its quotation is reasonably determined in good faith.

(k) Events of Default. An Event of Default shall not occur with respect to Party A under Section 5(a)(v)(1) or (2) or Section 5(a)(vi) when the failure to pay or deliver, or the default, event of default or other similar condition or event, as the case may be, arises solely (i) out of a wire transfer problem or an operational or administrative error or omission (so long as the required funds or property required to make that payment or delivery were otherwise available to Party A), or (ii) from the general unavailability of the relevant currency due to exchange controls or other similar governmental action, but in either case only if the payment or delivery is made within three Local Business Days after the problem has been corrected, the error or omission has been discovered or the currency becomes generally available.

(l) Modification of Section 5(a)(i) - Failure to Pay or Deliver. Section 5(a)(i) is hereby amended to add the following language immediately after the word "party" at the end of the third line of such subsection "provided, however, such cure period shall not apply with respect to any amounts payable on the Termination Date".

(m) Reports. For purposes hereof, Party B shall cause to be delivered to Party A within 10 days of the end of each calendar month a statement ("Reporting Statement") showing the Stated Amount of all Outstanding Certificates as of the end of such month and the Hedge Notional Amount as of the end of such month and each following month during the term of this Agreement for all outstanding Transactions under all Swap Agreements which Party B has entered into, whether the same have already commenced or are scheduled to commence on a future date.

Part 2. Tax Provisions
        --------------

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, each party makes the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.


                                    D-2-6

     In making this representation, a party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in
     Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to
     Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)  Payee Tax Representations. For the purpose of Section 3(f) of this
     Agreement:

     (i)  Party A makes the following representation(s):

          (A) It is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.

          (B)  Party A makes no other Payee Tax Representations.

     (ii) Party B makes the following representation(s):

          (A) It is a common law trust organized or formed under the laws of New York.


(c)  Tax Forms.

     (i) Delivery of Tax Forms. For the purpose of Section 4(a)(i), and without limiting Section 4(a)(iii), each party agrees to duly complete, execute and deliver to the other party the tax forms specified below with respect to it (A) before the first Payment Date under this Agreement, (B) promptly upon reasonable demand by the other party and (C) promptly upon learning that any such form previously provided by the party has become obsolete or incorrect.

          In addition, in the case of any tax form that is a Periodic Tax Form required to be delivered by Party B under this Agreement, Party B agrees to renew such tax form prior to its expiration by completing, executing and delivering to Party A that tax form ("Renewal Tax Form") in each succeeding third year following the year of execution of any such tax form or Renewal Tax Form delivered by Party B to Party A under this Agreement so that Party A receives each Renewal Tax Form not later than December 31 of the relevant year. "Periodic Tax Form" means any IRS Form W-9 that is delivered by Party B to Party A without a U.S. Taxpayer Identification Number.

     (ii) Tax Forms to be Delivered by Party A:

          Party A will deliver a correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or successor thereto), together with appropriate attachments, that


                                    D-2-7
          eliminates U.S. federal withholding and backup withholding tax on payments to Party A under this Agreement.

    (iii) Tax forms to be Delivered by Party B:

          Party B will deliver a correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or successor thereto), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding tax on payments to Party B under this Agreement.

Part 3. Documents
        ---------

(a) Delivery of Documents. When it delivers this Agreement, each party shall also deliver its Closing Documents to the other party in form and substance reasonably satisfactory to the other party. For each Transaction, a party shall deliver, promptly upon request, a duly executed incumbency certificate for the person(s) executing the Confirmation for that Transaction on behalf of that party.

(b)  Closing Documents.

     (i)  For Party A, "Closing Documents" mean:

          (A) an opinion of Party A's counsel addressed to Party B in form and substance acceptable to Party B;

          (B) a duly executed incumbency certificate for each person executing this Agreement for Party A, or in lieu thereof, a copy of the relevant pages of its official signature book; and

          (C) each Credit Support Document (if any) specified for Party A in this Schedule, together with a duly executed incumbency certificate for the person(s) executing that Credit Support Document, or in lieu thereof, a copy of the relevant pages of its official signature book.

     (ii) For Party B, "Closing Documents" mean:

          (A) an opinion of Party B's counsel addressed to Party A in form and substance acceptable to Party A;

          (B) a duly executed copy of the Trust Agreement and the other operative documents relating thereto and referred to therein, executed and delivered by the parties thereto.

          (C) a copy, certified by the secretary or assistant secretary of Party B, of the resolutions of the board of directors or extracts from the bylaws of Party B authorizing the execution, delivery and performance by Party B of this Agreement and authorizing Party B to enter into Transactions hereunder; and


                                    D-2-8

          (D) a duly executed certificate of the secretary or assistant secretary of Party B certifying the name and true signature of each person authorized to execute this Agreement and enter into Transactions for Party B.

Part 4. Miscellaneous
        -------------

(a) Addresses for Notices. For purposes of Section 12(a) of this Agreement, all notices to a party shall, with respect to any particular Transaction, be sent to its address, telex number or facsimile number specified in the relevant Confirmation, provided that any notice under Section 5 or 6 of this Agreement, and any notice under this Agreement not related to a particular Transaction, shall be sent to a party at its address, telex number or facsimile number specified below; provided further that any notice under the Credit Support Annex shall be sent to a party at its address, telex number or facsimile number specified in the Credit Support Annex.

     To Party A:

     WACHOVIA BANK, NATIONAL ASSOCIATION
     301 South College, DC-8
     Charlotte, NC 28202-0600
     Attention: Bruce M. Young
     Senior Vice President, Risk Management

     Fax: (704) 383-0575
     Phone: (704) 383-8778

     To Party B:

     STRATS(SM) Trust for JPMorgan Chase Capital XVII Securities,
     Series 2005-2
     U.S. Bank Trust National Association
     100 Wall Street, Suite 1600
     New York, New York 10005
     Attention: Corporate Trust
     Fax: (212)809-5459

(b)  Process Agent. Not applicable.

(c)  Offices. Section 10(a) applies.

(d)  Multibranch Party. Neither party is a Multibranch Party.

(e)  "Calculation Agent" means Party A.

(f)  Credit Support Document.

     (i) For Party A, the following is a Credit Support Document: a Credit Support Annex dated the date hereof and duly executed and delivered by Party A and Party B and


                                    D-2-9
          any applicable document governing Alternative Credit Support beginning on the effective date of such document.

     (ii) For Party B, the following is a Credit Support Document: none specified.

(g)  Credit Support Provider.

     (i) For Party A, Credit Support Provider means: none specified; provided that such party (other than Party A) executing a document governing Alternative Credit Support shall be a Credit Support Provider hereunder beginning on the effective date of such document.

     (ii) For Party B, Credit Support Provider means: none specified.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the law (and not the law of conflicts except with respect to ss.ss. 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(i) Waiver of Jury Trial. To the extent permitted by applicable law, each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Agreement, any Credit Support Document to which it is a party, or any Transaction.

(j)  Netting of Payments. Section 2(c)(ii) of this Agreement will apply.

(k)  "Affiliate" has its meaning as defined in Section 14 of this Agreement.
     Part 5. Other Provisions

(a)  ISDA Publications.

     (i) 2000 ISDA Definitions. This Agreement and each Transaction are subject to the 2000 ISDA Definitions (including its Annex) published by the International Swaps and Derivatives Association, Inc. (together, the "2000 ISDA Definitions") and will be governed by the provisions of the 2000 ISDA Definitions. The provisions of the 2000 ISDA Definitions are incorporated by reference in, and shall form part of, this Agreement and each Confirmation. Any reference to a "Swap Transaction" in the 2000 ISDA Definitions is deemed to be a reference to a "Transaction" for purposes of this Agreement or any Confirmation, and any reference to a "Transaction" in this Agreement or any Confirmation is deemed to be a reference to a "Swap Transaction" for purposes of the 2000 ISDA Definitions. The provisions of this Agreement (exclusive of the 2000 ISDA Definitions) shall prevail in the event of any conflict between such provisions and the 2000 ISDA Definitions.

(b) Additional Representations. Section 3 is amended by adding the following Sections 3(g), (h), (i) and (j):

     "(g) Non-Reliance. For any Relevant Agreement: (i) it acts as principal and not as agent; (ii) it acknowledges that the other party acts only at arm's length and is not its agent, broker,


                                    D-2-10
     advisor or fiduciary in any respect, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to the party (or to any of its affiliates) excludes the Relevant Agreement; (iii) with respect to Party A, it understands the Relevant Agreement and those risks, has determined they are appropriate for it, and willingly assumes those risks, and with respect to Party B, it has been directed to execute the Relevant Agreement and it understands the Relevant Agreement and those risks and willingly assumes those risks;
     (iv) it has not relied and will not be relying upon any evaluation or advice (including any recommendation, opinion, or representation) from the other party, or the representatives or advisors of the other party (except representations expressly made in the Relevant Agreement or an opinion of counsel required thereunder); and (vi) if a party is acting as a Calculation Agent or Valuation Agent, it does so not as the other party's agent or fiduciary, but on an arm's length basis for the purpose of performing an administrative function in good faith.

     "Relevant Agreement" means this Agreement, each Transaction, each Confirmation, any Credit Support Document, and any agreement (including any amendment, modification, transfer or early termination) between the parties relating thereto or to any Transaction.

     (h) Eligibility. It is an "eligible contract participant" within the meaning of the Commodity Exchange Act (as amended by the Commodity Futures Modernization Act of 2000).

     (i) FDIC Requirements. If it is a bank subject to the requirements of 12 U.S.C. ss. 1823(e), its execution, delivery and performance of this Agreement (including the Credit Support Annex and each Confirmation) have been approved by its board of directors or its loan committee, such approval is reflected in the minutes of said board of directors or loan committee, and this Agreement (including the Credit Support Annex and each Confirmation) will be maintained as one of its official records continuously from the time of its execution (or in the case of any Confirmation, continuously until such time as the relevant Transaction matures and the obligations therefor are satisfied in full).

     (j) ERISA. It is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan as defined in Section 4975(e) of the Internal Revenue Code of 1986, as amended (the "Code"), subject to Title I of ERISA or
     Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code (each, an "ERISA Plan"), (ii) a person or entity acting on behalf of an ERISA Plan, or
     (iii) a person or entity the assets of which constitute assets of an ERISA Plan.

(c) Recorded Conversations. Each party and any of its Affiliates may electronically record any of its telephone conversations with the other party or with any of the other party's Affiliates in connection with this Agreement or any Transaction, and any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.

(d) Confirmation Procedures. Upon receipt thereof, Party B shall examine the terms of each Confirmation sent by Party A, and unless Party B objects to the terms within three New York business days after receipt of that Confirmation, those terms shall be deemed accepted and


                                    D-2-11
     correct absent manifest error, in which case that Confirmation will be sufficient to form a binding supplement to this Agreement notwithstanding
     Section 9(e)(ii) of this Agreement.

Part 6. Additional Terms Relating to the Trust Agreement
        ------------------------------------------------

(a)  Permitted Transfers.

     (i) Notwithstanding Section 7 of this Agreement, Party A may make a Permitted Transfer without the prior written consent of Party B, and at Party A's own cost and expense, if either of the following events occurs:

          (A) the unsecured and unsubordinated debt, deposit or letter of credit obligations of Party A are rated below the Hedge Counterparty Required Rating or the Hedge Counterparty Collateral Threshold Rating by S&P at the time of the transfer; or

          (B) any Tax Event or Tax Event Upon Merger exists with respect to Party A at the time of the transfer.

     (ii) "Permitted Transfer" means a transfer, in whole but not in part, of all of Party A's rights and obligations under this Agreement and which meets all of the following requirements:

          (A) the transferee is a "Qualified Hedge Party " (as defined in the Trust Agreement) or a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B and the Trustee under the Trust Agreement) that, at the time of the transfer, maintains (or its proposed guarantor maintains) the Hedge Counterparty Required Rating from S&P on its unsecured and unsubordinated debt, deposit or letter of credit obligations;

          (B) S&P confirms in writing that such transfer will not result in a reduction or withdrawal of its then current rating of the Certificates under the Trust Agreement with respect to which it has previously issued a rating;

          (C) neither an Event of Default with respect to the transferee nor a Termination Event would exist immediately after that transfer;

          (D) the transferee executes and delivers a written agreement reasonably satisfactory to Party B and the Trustee under the Trust Agreement in which the transferee, among other things, legally and effectively accepts all the rights and assumes all the obligations of Party A under this Agreement; and

          (E) such transfer otherwise complies with the terms of the Trust Agreement.

(b) Transfer. No Party to this Agreement may transfer its obligations under this Agreement pursuant to Section 7(a) of this Agreement except upon written confirmation from S&P that,


                                    D-2-12
     any such reduction would not cause S&P's then-current rating on the Certificates to be adversely qualified, reduced, suspended or withdrawn.

(c) Payments. All payments to Party B under this Agreement or any Transaction shall be made to the Certificate Account created under the Trust Agreement.

(d) Set-off. Party A and Party B hereby waive any and all right of set-off with respect to any amounts due under this Agreement or any Transaction, provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Sections 2(c) and 6(e) of this Agreement or the setoff rights contained in the Credit Support Annex.

(e)  Trust Agreement

     (i) Party B hereby acknowledges that Party A is a secured party under the Trust Agreement with respect to this Agreement and a third-party beneficiary under the Trust Agreement and Party B agrees for the benefit of Party A that neither it nor any other Person will take any action (whether in the form of an amendment, a modification, waiver, approval, consent or otherwise) which may have a material adverse effect with respect to the rights, interest or benefits granted to Party A under the Trust Agreement with respect to this Agreement, whether or not this Agreement is specifically referred to or identified therein.

     (ii) On the date Party B executes and delivers this Agreement and on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Trust Agreement is in full force and effect; that Party B is not party to any separate agreement with any of the parties to the Trust Agreement that would have the effect of diminishing or impairing the rights, interests or benefits that have been granted to Party A under, and which are expressly set forth in, the Trust Agreement; that Party B's obligations under this Agreement are secured under the Trust Agreement; and that nothing herein violates or conflicts with any of the provisions of the Trust Agreement or any other documents executed in connection therewith.

(f) Consent to Notice & Communications. Party B hereby consents to the giving to the Trustee of notice by Party A of Party A's address and telecopy and telephone numbers for all purposes of the Trust Agreement, and in addition, Party A shall also be entitled at any time to provide the Trustee with copies of this Agreement, including all Confirmations. In addition, Party A shall not be precluded from communicating with the Trustee or any party to, or any third party beneficiary under, the Trust Agreement for the purpose of exercising, enforcing or protecting any of Party A's rights or remedies under this Agreement or any rights, interests or benefits granted to Party A under the Trust Agreement.

(g) No Bankruptcy Petition. Party A agrees that, prior to the date which is at least one year and one day after all Rated Indebtedness (as hereinafter defined) has been paid in full, it will not institute against, or join any other person or entity in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or State bankruptcy or similar laws, provided that nothing herein shall preclude, or be deemed to estop, Party A from taking any action in any case or


                                    D-2-13
     proceeding voluntarily filed or commenced by or on behalf of Party B or in any involuntary case or proceeding after it has commenced.

(h) Limitation of Liability. Notwithstanding anything contained herein to the contrary, in executing this Agreement (including the Schedule, Credit Support Annex and each Confirmation) on behalf of Party B, the Trustee is acting solely in its capacity as trustee of Party B and not in its individual capacity, and in no event shall the Trustee, in its individual capacity or as beneficial owner of Party B, have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder, for which recourse shall be had solely to the assets of Party B.

(i) Party A Rights Solely Against Collateral. The liability of Party B to Party A hereunder is limited in recourse to the assets of Party B and to the extent that the proceeds of such assets, when applied in accordance with the Trust Agreement, are insufficient to meet the obligations of Party B hereunder in full, Party B shall have no further liability in respect of any such outstanding obligations and any obligations of Party B which remain outstanding shall be extinguished. Party A further agrees that it shall not take any action against the directors, shareholders, administrator or officers of Party B to recover any amounts due hereunder (absent fraud or willful misconduct by any such person). This clause shall survive the termination of this agreement for any reason.

Part 7. Definitions:
        -----------

     All capitalized terms used herein and not defined, shall have the definition ascribed to them in the Trust Agreement.

     "Rated Indebtedness," means the Certificates issued under the Trust Agreement.

     "Securities Intermediary" means U.S. Bank Trust, National Association or any successor, acting as Securities Intermediary pursuant to the Trust Agreement.

     "Trust Agreement" means that certain STRATS(SM) Certificates Series Supplement 2005-2 between Synthetic Fixed-Income Securities, Inc., as trustor (the "Trustor") and the Trustee and Securities Intermediary, dated as of August 22, 2005, which was entered into pursuant to, and as a supplement to, that certain Base Trust Agreement, dated as of September 26, 2003 by and between the Trustor and the Trustee.

     "Trustee" means U.S. Bank Trust, National Association or any successor, acting as Trustee pursuant to the Trust Agreement.


                                    D-2-14

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized signatories as of the date hereof.

WACHOVIA BANK, NATIONAL ASSOCIATION




By:________________________________
   Name:
   Title:



STRATS(SM) TRUST FOR JPMORGAN CHASE CAPITAL XVII SECURITIES, SERIES 2005-2

By: U.S. Bank Trust National Association, as Trustee




By:________________________________
Name:
Title:


                                    D-2-15




                                                                  EXHIBIT D
                                                                  Exhibit D-3


                                    ISDA(R)
             International Swaps and Derivatives Association, Inc.

                             CREDIT SUPPORT ANNEX
                            to the Schedule to the
                             ISDA MASTER AGREEMENT
                          dated as of August 22, 2005
                                    between
                WACHOVIA BANK, NATIONAL ASSOCIATION ("Party A")
                                      and
         STRATS(SM) TRUST FOR JPMORGAN CHASE CAPITAL XVII SECURITIES,
                                 SERIES 2005-2

                                  ("Party B")
This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above (this "Agreement"), is part of its Schedule and is a Credit Support Document under this Agreement with respect to Party A.

At any time a Collateral Event has occurred and is continuing with respect to Party A, Party A shall be obligated to transfer Eligible Collateral in accordance with the terms of this Annex commencing on the applicable Credit Support Commencement Date. If a Collateral Event occurs and thereafter ceases to be continuing (and provided that no Event of Default or Potential Event of Default exists with respect to Party A) or Party A has made a Permitted Transfer under this Agreement, then Party A's obligations to transfer Eligible Collateral under this Annex will immediately cease with respect to that Collateral Event, and Party B will, upon demand by Party A, return to Party A, or cause its Custodian to return, all Collateral held under this Annex.

"Collateral Event" means that the unsecured and unsubordinated debt, deposit or letter of credit obligations of Party A carry an assigned rating by S&P that is below the Hedge Counterparty Collateral Threshold Rating. The "Credit Support Commencement Date" is in connection with a Collateral Rating Downgrade Event, the first Business Day following the 30-day period after the occurrence of the Collateral Rating Downgrade Event. "Credit Support Commencement Date" means (A) in connection with a Collateral Rating Downgrade Event, the first Business Day following the 30 day period after the occurrence of the Collateral Rating Downgrade Event and (B) in connection with a S&P Required Rating Downgrade Event, the first Business Day following the 7 day period after the occurrence of the S&P Required Rating Downgrade Event.

Accordingly, the parties agree as follows:

Paragraphs 1 - 12. Incorporation

Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral
Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof, except that Paragraph 1(b) is hereby amended in its entirety to read as follows:

          "(b) Secured Party and Pledgor. Notwithstanding anything contained in this Annex to


                                    D-3-1
          the contrary, (i) all references in this Annex to the "Secured Party" and all references to "other party" in Paragraphs 2, 9 and 11(b) of this Annex, will be to Party B exclusively, and (iii) all references in this Annex to the "Pledgor" and all references to "Each party" or "a party" in Paragraphs 2, 9 and 11(b) of this Annex, will be to Party A exclusively."

Paragraph 13. Elections and Variables

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes no obligations of Secured Party and, for purposes of the definition of Obligations in Paragraph 12, includes no additional obligations of Pledgor.

(b)  Credit Support Obligations.

     (i) Delivery Amount, Return Amount and Credit Support Amount. (A) "Delivery Amount" has the meaning specified in Paragraph 3(a).

     (B)  "Return Amount" has the meaning specified in Paragraph 3(b).

     (C) "Credit Support Amount" means (x) on and after a Credit Support Commencement Date and during the continuance of the related Collateral Event the amount specified in Paragraph 3(b); provided, however, if on or after such Credit Support Commencement Date Party A's ratings from S&P are below the Hedge Counterparty Collateral Threshold Rating for S&P, then it shall mean the S&P Credit Support Amount (as defined in Schedule 1 hereof).

          "Transaction Notional Amount" shall mean, as of the date of determination, an amount equal to the aggregate Notional Amount outstanding at the beginning of the related Calculation Period under the applicable Affected Transactions.

     (ii) Eligible Collateral. The following items will qualify as "Eligible Collateral":


                                    D-3-2

                                                                 Valuation
                                                              Percentage (S&P):

               (A)  Cash: U.S. Dollars in depositary account       100%
                    form

               (B)  U.S. Treasury Securities: negotiable          98.60%
                    debt obligations issued by the U.S.
                    Treasury Department ("Treasuries")
                    having a remaining maturity of up to and not more than 1 year.

               (C)  Treasuries having a remaining maturity        94.10%
                    of greater than 1 year but not more than 5 years.

               (D)  Treasuries having a remaining maturity        90.70%
                    of greater than 5 years but not more
                    than 10 years.

               (E)  Treasuries having a remaining maturity        85.30%
                    of greater than 10 years but not more
                    than 20 years.

               (F)  Treasuries having a remaining maturity        85.30%
                    of 85.30% greater than 20 years not more than 30 years.

               (G)  Agency Securities: negotiable debt            98.20%
                    obligations 98.20% of the Federal
                    National Mortgage Association (FNMA),
                    Federal Home Loan Mortgage Corporation
                    (FHLMC), Federal Home Loan Banks (FHLB),
                    Federal Farm Credit Banks (FFCB),
                    Student Loan Marketing Association
                    (SLMA), Tennessee Valley Authority (TVA)
                    (collectively, "Agency Securities")
                    having a remaining maturity of not more
                    than 1 year.

               (H)  Agency Securities having a remaining          93.30%
                    maturity of greater than 1 year but not
                    more than 5 years.

               (I)  Agency Securities having a remaining          88.60%
                    maturity of greater than 5 years but not more than 10 years.

               (J)  Agency Securities having a remaining          80.80%
                    maturity of greater than 10 years but
                    not more than 20 years.

               (K)  Agency Securities having a remaining          80.80%
                    maturity of greater than 20 years but
                    not more than 30 years.


                           D-3-3

               (L)  FHLMC Certificates. Mortgage                     93%
                    participation certificates issued by
                    FHLMC evidencing undivided interests or
                    participations in pools of first lien
                    conventional or FHA/VA residential
                    mortgages or deeds of trust, guaranteed
                    by FHLMC, and having a remaining
                    maturity of not more than 30 years.

               (M)  FNMA Certificates. Mortgage-backed               90%
                    pass-through certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, having a remaining maturity of not more than 30 years.

               (N)  GNMA Certificates. Mortgage-backed             90.60%
                    pass-through certificates issued by
                    private entities, evidencing undivided
                    interests in pools of first lien
                    mortgages or deeds of trust on single
                    family residences, guaranteed by the
                    Government National Mortgage Association
                    (GNMA) with the full faith and credit of the United States, and having a remaining maturity of not more than 30 years.

               (O)  Commercial Paper. Commercial Paper with          98%
                    a rating of at least P-1 by Moody's and
                    at least A-1 by S&P and having a
                    remaining maturity of not more than 30
                    days.

               (P)  Other Items of Credit Support approved          % to be
                    by the S&P to the extent any Certificates      determined
                    are rated by S&P.


                                    D-3-4

     (iii)Other Eligible Support. Not applicable.

     (iv) Thresholds.

          "Independent Amount" means for Pledgor: zero.

          "Independent Amount" means for Secured Party: zero

     (B) "Threshold" means for Pledgor: at any time prior to a Credit Support Commencement Date, infinite; and thereafter, zero.

     (C) "Minimum Transfer Amount" is $50,000.00 for any Delivery Amount of Pledgor, and zero for any Return Amount of Secured Party.

     (D) Rounding: The Delivery Amount and the Return Amount will be rounded down to the nearest integral multiple of $10,000.

(c)  Valuation and Timing.

     (i) "Valuation Agent" means, for purposes of Paragraphs 3, 4(d)(ii), 5 and 6(d), the Pledgor.

     (ii) "Valuation Date" means, for any Collateral Event, the second New York Business Day prior to the Credit Support Commencement Date and thereafter any Local Business Day while the Collateral Event is continuing, provided that there shall be one Valuation Date per week on a date selected by the Valuation Agent, which shall be the same calendar day each week to the extent practicable, on a reasonably consistent basis. If the Delivery Amount for the Valuation Date associated with the Credit Support Commencement Date or a weekly Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the demand by the Secured Party referred to in Paragraph 3(a) of this Annex shall be deemed to have been given (A) with respect to a Credit Support Commencement Date, on the first New York Business Day preceding the Credit Support Commencement Date, prior to the Notification Time and (B) with respect to a weekly Valuation Date, on that weekly Valuation Date, prior to the Notification Time, and subject to the terms and conditions of this Annex, the Pledgor will transfer to the Secured Party the amount of Eligible Collateral it is required to Transfer with respect to that Valuation Date in accordance with Paragraph 3(a) of this Annex.

     (iii)"Valuation Time" means the close of business in New York City on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

     (iv) "Notification Time" means 11:00 a.m., New York time, on a Local Business Day.


                                    D-3-5

(d) Conditions Precedent and Secured Party's Rights and Remedies. No Specified Conditions apply.

(e)  Substitution.

     (i)  "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

     (ii) Consent. The Pledgor is not required to obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d).

(f)  Dispute Resolution.

     (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

     (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated based upon the mid-point between the bid and offered purchase rates or prices for that Posted Credit Support as reported on the Bloomberg electronic service as of the Resolution Time, of if unavailable, as quoted to the Valuation Agent as of the Resolution Time by a dealer in that Posted Credit Support of recognized standing selected in good faith by the Valuation Agent, which calculation shall include any unpaid interest on that Posted Credit Support.

     (iii) Alternative. The provisions of Paragraph 5 will apply.

(g)  Holding and Using Posted Collateral.

     (i) Eligibility to Hold Posted Collateral; Custodians. Secured Party will not be entitled to hold Posted Collateral itself, and instead the Secured Party will be entitled to hold Posted Collateral through a Custodian pursuant to Paragraph 6(b), provided that (1) Posted Collateral may be held in New York or an alternative jurisdiction acceptable to Party A, (2) the Custodian shall at all times be a bank or trust company with total assets in excess of $10 billion and having a rating assigned to its unsecured and unsubordinated long-term debt or deposit obligations of at least BBB+ from S&P and
          (3) Posted Collateral may be held by the Trustee. Initially the Custodian will be U.S. Bank Trust National Association.

     (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Secured Party and without prejudice to Secured Party's rights under Paragraph 8 of the Credit Support Annex, Secured Party will not take any action specified in such Section 6(c).

(h)  Interest Amount.

     (i) Interest Rate. The "Interest Rate" will be the rate actually earned by the Custodian on the Posted Collateral as from time to time in effect and the Custodian shall hold all Posted Collateral in the form of Cash in Eligible Investments (as defined in the


                                    D-3-6

          Trust Agreement) at the direction of the Pledgor. Custodian will provide details concerning such earnings upon Party A's request.

     (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

     (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)  Additional Representation(s). Not applicable.

(j)  Other Eligible Support and Other Posted Support. Not applicable.

(k) Demands and Notices. All demands, specifications and notices under this Annex will be made to a party as follows unless otherwise specified from time to time by that party for purposes of this Annex in a written notice given to the other party:

     To Pledgor:
     WACHOVIA BANK, NATIONAL ASSOCIATION
     201 South College Street, 6th Floor
     Charlotte, NC 28288-0601

     Attention: Collateral Management Group

     Fax:      (704) 383-3194
     Phone:    (704) 383-9529

     To Secured Party:
     STRATS(SM) TRUST FOR JPMORGAN CHASE CAPITAL XVII SECURITIES,
     SERIES 2005-2
     U.S. Bank Trust National Association
     100 Wall Street, Suite 1600
     New York, New York 10005
     Attention: Corporation Trust
     Fax: (212) 809-5459

(l)  Addresses for Transfers.

     (i) For each Transfer hereunder to Pledgor, instructions will be provided by Pledgor for that specific Transfer.

     (ii) For each Transfer hereunder to Secured Party, instructions will be provided by Secured Party for that specific Transfer.


                                    D-3-7

IN WITNESS WHEREOF the parties have executed this Credit Support Annex as of the date hereof.

WACHOVIA BANK, NATIONAL ASSOCIATION



By:________________________________
   Name:
   Title:



STRATS(SM) TRUST FOR JPMORGAN CHASE CAPITAL XVII SECURITIES, SERIES
2005-2

By: U.S. Bank Trust National Association, as Trustee By:



By:_________________________________
   Name:
   Title:


                                    D-3-8

                                                                  EXHIBIT D
                                                                  Exhibit D-4


                                  Schedule 1
                                  ----------

                           S&P Credit Support Amount

        The term "S&P Credit Support Amount" shall mean for any Valuation Date (i) Party B's Exposure for that Valuation Date plus (ii) the product of the applicable S&P Volatility Buffer (as determined by reference to the applicable provisions below) times the Transaction Notional Amount, minus
(iii) Party A's Threshold; provided, however the S&P Credit Support Amount shall be zero if (x) S&P is no longer rating any of the Certificates, or (y) Party A's ratings from S&P are not below the Hedge Counterparty Collateral Threshold Rating for S&P.

                            S&P Volatility Buffers

          If, on the related Valuation Date, the highest rated Certificates are rated "AA-" or higher by S&P, then the Volatility Buffer will be determined using the following table:

----------------------------------------------------------------------------------------------------------------------
  Party A Rating (as                        Remaining Maturity of the Highest Rated Certificates:
  hereinafter defined)*
----------------------------------------------------------------------------------------------------------------------
                                      Up to 5 years               Up to 10 years               Up to 30 years
----------------------------------------------------------------------------------------------------------------------
  A-2                                             3.25%                        4.00%                        4.75%
----------------------------------------------------------------------------------------------------------------------
  A-3                                             4.00%                        5.00%                        6.25%
----------------------------------------------------------------------------------------------------------------------
  BB+ or lower                                    4.50%                        6.75%                        7.50%
----------------------------------------------------------------------------------------------------------------------

         If, on the related Valuation Date, the highest rated Certificates are rated "A" or "A+" by S&P, then the Volatility Buffer will be determined using the following table:

----------------------------------------------------------------------------------------------------------------------
  Party A Rating (as                        Remaining Maturity of the Highest Rated Certificates:
  hereinafter defined)*
----------------------------------------------------------------------------------------------------------------------
                                      Up to 5 years               Up to 10 years               Up to 30 years
----------------------------------------------------------------------------------------------------------------------
  BBB+/BBB/BBB-                                   3.25%                        4.00%                        4.50%
----------------------------------------------------------------------------------------------------------------------
  A-2                                             3.25%                        4.00%                        4.50%
----------------------------------------------------------------------------------------------------------------------
  A-3                                             3.50%                        4.50%                        6.00%
----------------------------------------------------------------------------------------------------------------------
  BB+ or lower                                    4.00%                        5.25%                        7.00%
----------------------------------------------------------------------------------------------------------------------

         If, on the related Valuation Date, the highest rated Certificates are rated "A-" or below by S&P, then the Volatility Buffer will be determined in consultation with S&P and will be at such levels as may be required in order for S&P to agree in writing that it will not downgrade, reduce, suspend or withdraw S&P's then-current rating on the Certificates; provided, however, in no event shall such Volatility Buffer levels exceed the levels set forth in the table set forth


_____________________________
* If Party A has a long-term or short-term rating from S&P which is not expressly set forth in the applicable table above, then the S&P Volatility Buffer shall be deemed to be 0.0%.


                                    D-4-1
immediately above which would have applied had the highest rated Certificates been rated "A" or "A+" by S&P.


"Party A Rating" means, Party A's rating with respect to its long-term senior unsecured debt or its short-term debt, as applicable, by S&P on the related Valuation Date; provided, however, if both Party A's long-term debt and short-term debt are rated by S&P on such Valuation Date, then Party A Rating shall mean the higher of the two ratings by S&P.


                                    D-4-2

                                                                  EXHIBIT D
                                                                  Exhibit D-5

WACHOVIA           RATE COLLAR TRANSACTION CONFIRMATION
-------------------------------------------------------------------------------


Date:                     August 22, 2005
To:                       STRATS(SM) Trust for JPMorgan Chase Capital XVII
                          Securities, Series 2005-2 ("Counterparty")
Address:                  c/o US Bank Trust, National Association
                          100 Wall Street
                          Suite 1600
                          New York NY
                          10005 USA
Fax:                      212-809-5459
Attention:                Confirmations
From:                     Wachovia Bank, N.A. ("Wachovia")
Ref. No.                  1205743, 1205744

Dear Sir or Madam:

This confirms the terms of the Transaction described below between Counterparty and Wachovia. The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between Wachovia and Counterparty dated as of August 22, 2005, as amended and supplemented from time to time (the "ISDA Master Agreement"). All provisions contained or incorporated by reference in the Master Agreement will govern this Confirmation except as expressly modified herein.

1. The terms of the particular Transaction to which the Confirmation relates are as follows:


Transaction Type:       Rate Collar
Currency for Payments:  U.S. Dollar
Notional Amount:        USD 40,000,000.00
Term:
   Trade Date:          August 22, 2005
   Effective Date:      August 22, 2005
   Termination Date:    August 01, 2035


Fixed Amounts:
-------------

     Fixed Rate Payer:                Counterparty
     Period End Dates:                Semi-annually on the 1st of each February and August commencing February 01,
                                      2006, through and including the Termination Date; No Adjustment.
     Payment Dates:                   Semi-annually on the 1st of each February and August commencing February 01,
                                      2006, through and including the Termination Date.
     Business Day Convention:         Following
     Business Day:                    New York
     Fixed Rate:                      5.85%
     Fixed Rate Day Count
     Fraction:                        30/360



                                    D-5-1


Floating Amounts:
----------------

     Floating Rate Payer:            Wachovia
     Period End Dates:               Monthly on the 1st of each month, commencing September 01, 2005, through and including the Termination Date; No Adjustment.
     Payment Dates:                  Monthly on the 1st of each month, commencing September 01, 2005, through and including the Termination Date. Provided, ,however, following the occurrence of any Deferral Period (as defined in the Trust Agreement), Payment Dates shall automatically change to be semi-annually on the 1st of each August and
                                     February, commencing on the February 1st or August 1st occurring on or immediately after the termination of the applicable Deferral Period, through and including the Termination Date.
     Business Day Convention:        Modified Following
     Business Day:                   New York
     Foating Rate for initial
     Calculation Period:             Determined on the Effective Date.
     Floating Rate Option:           USD-TBILL-H15
     Designated Maturity:            3 Months
     Spread:                         Plus 1.00%
     Floating Rate Day Count
     Fraction:                       30/360
     Reset Dates:                    The first day of each Calculation Period.
     Compounding:                    Inapplicable
     Rounding covention:             5 decimal places per the ISDA Definitions.


Interest Rate Cap:
----------------
     Floating Rate Payer:            Counterparty
     Cap Rate:                       8.00%
     Period End Dates:               Monthly on the 1st of each month, commencing September 01, 2005, through and including the Termination Date; No Adjustment.
     Payment Dates:                  Monthly on the 1st of each month, commencing September 01, 2005, through and including the
                                     Termination Date. Provided, ,however, following the occurrence of any Deferral Period (as defined in the Trust Agreement), Payment Dates shall automatically change to be semi-annually on the 1st of each August and February, commencing on the February 1st or August 1st occurring on or immediately after the termination of the applicable Deferral Period, through and including the Termination Date.
     Business Day Convention:        Modified Following
     Business Day:                   New York
     Foating Rate for initial
     Calculation Period:             Determined on the Effective Date.
     Floating Rate Option:           USD-TBILL-H15
     Designated Maturity:            3 Months
     Spread:                         Plus 1.00%
     Floating Rate Day Count
     Fraction:                       Actual/Actual
     Reset Dates:                    The first day of each Calculation Period.
     Compounding:                    Inapplicable
     Rounding covention:             5 decimal places per the ISDA Definitions.


Interest Rate Floor:
--------------------
     Floating Rate Payer:            Wachovia 3.00%
     Floor Rate:                     3.00%



                                    D-5-2



     Period End Dates:               Monthly on the 1st of each month, commencing September 01, 2005, through and including the Termination Date; No Adjustment.
     Payment Dates:                  Monthly on the 1st of each month, commencing September 01, 2005, through and including the Termination Date. Provided, ,however, following the occurrence of any Deferral Period (as defined in the Trust Agreement), Payment Dates shall automatically change to be semi-annually on the 1st of each August and
                                     February, commencing on the February 1st or August 1st occurring on or immediately after the termination of the applicable Deferral Period, through and including the Termination Date.
     Business Day Convention:        Modified Following
     Business Day:                   New York
     Foating Rate for initial
     Calculation Period:             Determined on the Effective Date.
     Floating Rate Option:           USD-TBILL-H15
     Designated Maturity:            3 Months
     Spread:                         Plus 1.00%
     Floating Rate Day Count
     Fraction:                       Actual/Actual
     Reset Dates:                    The first day of each Calculation Period.
     Compounding:                    Inapplicable
     Rounding covention:             5 decimal places per the ISDA Definitions.

2. The additional provisions of this Confirmation are as follows:

Calculation Agent:                   Wachovia
------------------
Payment Instructions:                Wachovia Wholesale Lockbox
---------------------                P.O. Box 60308
                                     Charlotte, NC 28260-0308
Wachovia Contacts:                   Settlements and/or Rate Resets:
------------------                   Tel: (800) 249-3865
                                     Fax: (704) 383-9139

                                     Documentation:
                                     Tel: (704) 383-4599
                                     Fax: (704) 383-9139

                                     Collateral:
                                     Tel: (704) 383-9529
                                     Please quote transaction reference number.
Payments to Counterparty:            Please provide written payment
-------------------------            instructions. Wachovia will make no
                                     payments until written payment
                                     instructions are received.
                                     Phone: 1-800-249-3865 Fax: 1-704-383-8429

Additional Terms:
-----------------

"Trust Agreement" means that certain STRATS(SM) Certificates Series Supplement 2005-2 between Synthetic Fixed-Income Securities, Inc., as trustor (the "Trustor") and the Trustee and Securities Intermediary dated as of August 22, 2005, which was entered into pursuant to, and as a supplement to, that certain Base Trust Agreement, dated as of September 26, 2003 by and between the Trustor and the Trustee.

Miscellaneous:
--------------

The parties hereby acknowledge and agree that the Payments hereunder shall be subject to the Provisions of Part 1(h)(i) of the Schedule to the ISDA Master Agreement, including, but not limited to the obligation to pay default interest in connection with any non-payments hereunder due to a Deferral Period (as defined in the Trust Agreement)


                                    D-5-3

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us at fax number (704) 383-9139.


                                   Very truly yours,
                                   Wachovia Bank, N.A.

                                   By:_____________________________
                                   Name:
                                   Title:

                                   Ref. No. 1205743, 1205744



Accepted and confirmed as of date first above written:
STRATS(SM) Trust for JPMorgan Chase Capital XVII Securities, Series 2005-2

By: U.S. Bank Trust National Association, as Trustee

By:_________________________
Name:
Title:


                                        SP___



                                    D-5-4

                                                                     EXHIBIT E


                   EVIDENCE OF INTEGRATION FOR TAX PURPOSES

          This information is retained on behalf of each Certificateholder and is intended to comply with requirements imposed by Section 1.1275-6(e) of the United States Treasury Regulations.

     (1) The date the qualifying debt instrument was issued or acquired (or is expected to be issued or acquired) by the taxpayer and the date the
     Section 1.1275-6 hedge was entered into by the taxpayer.

     The Trust acquired the qualifying debt instrument on August 22, 2005 and entered into the Section 1.1275-6 hedge on the same date. Each Certificateholder simultaneously acquires its interest in the qualifying debt instrument and enters into the Section 1.1275-6 hedge on the trade date identified in the trade confirmation for the purchase of Certificates.

     (2) A description of the qualifying debt instrument and the Section 1.1275-6 hedge.

     The qualifying debt instrument is $40,000,000 in aggregate liquidator amount of 5.850% Capital Securities due August 1, 2035 issued by JPMorgan Chase Capital XVII. The Section 1.1275-6 hedge is a swap agreement between the Trust and Wachovia Bank, N.A, as evidenced by an ISDA Master Agreement (including a schedule and credit support annex thereto) dated as of August 22, 2005 and as supplemented by a confirmation number 1205743, 1205744, in the form attached to this series supplement as Exhibit D.

     (3) A summary of the cash flows and accruals resulting from treating the qualifying debt instrument and the Section 1.1275-6 hedge as an integrated transaction (that is, the cash flows and accruals on the synthetic debt instrument).

          A single principal payment of $40,000,000 is payable on the maturity date of August 1, 2035. Except during a Deferral Period, interest payments at the three-month Treasury bill rate (reset monthly) plus 1.00% per annum (but no less than 3.00% per annum and no more than 8.00% per annum) (each such interest payment, an "Interest Payment") is payable on the 1st day of each calendar month (or if the 1st calendar day is not a business day, on the next succeeding business day).

          During any Deferral Period, the Interest Payment for each Interest Period will be calculated as described above and will accumulate additional interest on the amount of each deferred Interest Payment from the Distribution Date on which it otherwise would have been paid at the Underlying Securities Interest Rate compounded semi-annually on the basis of a 360-day year consisting of twelve 30-day months. The amount of the Interest Payment payable for any partial period will be computed on the basis of the actual number of days elapsed per 30-day month. Such Interest Payments will resume once (i) distributions on the Underlying Securities have resumed and (ii) all amounts due and payable on the Underlying Securities have been received by the Trust and any amounts owed to the Swap Counterparty under the Swap Agreement have been paid to the Swap Counterparty. Following the satisfaction of these conditions, Interest Payments, as described above, on the Certificates will thereafter be payable semi-annually on the next succeeding Underlying Securities Payment Date once distributions on the Underlying Securities have resumed.

          The three-month Treasury Bill rate will be the USD-TBILL-H.15 Rate (as hereinafter defined) as determined for each Reset Date (as hereinafter defined) during the applicable Interest Period.

          For purposes hereof, the term "USD-TBILL-H.15 Rate" for any Interest Period shall mean the rate for a Reset Date which appears on either the Telerate Page 56 or the Telerate Page 57 opposite the three month designated maturity under the heading "INVEST RATE." If United States Treasury bills of the three month designated maturity have been auctioned on the Reset Date for that Interest Period but such rate for such Reset Date does not appear on either the Telerate Page 56 or the Telerate Page 57, the rate for that Reset Date will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day in respect of the three month designated maturity under the caption "U.S. Government securities/Treasury bills/Auction high." If United States Treasury bills of the three month designated maturity have been auctioned on the Reset Date for that Interest Period but such rate for such Reset Date does not appear on either the Telerate Page 56 or the Telerate page 57 and such rate is not set forth in the H.15 Daily Update in respect of the three month designated maturity under the caption "U.S. Government securities/Treasury bills/Auction high" or another recognized electronic source, the rate for that Reset Date will be the Bond Equivalent Yield of the auction rate for those Treasury bills as announced by the United States Department of the Treasury. If the United States Treasury bills of the three month designated maturity are not auctioned during any period of seven consecutive calendar days ending on, and including, any Friday and the Reset Date for that Interest Period would have occurred during that seven-day period, a Reset Date will be deemed to have occurred on the day during that seven-day period on which such Treasury bills would have been auctioned in accordance with the usual practices of the United States Department of the Treasury, and the rate for that Reset Date will be determined as if the parties had specified "USD-TBILL-Secondary Market" as the applicable USD-TBILL-H.15 Rate. For purposes hereof, the terms "Bond Equivalent Yield", "H.15 Daily Update" and "USD-TBILL-Secondary Market" shall each have the meanings set forth in the Swap Agreement, and the term "Reset Date," for each Interest Period, shall mean the first business day of such Interest Period.


                                     E-2